EXHIBIT 4.3

                               AGREEMENT OF MERGER


                          DATED AS OF AUGUST 20, 2001,



                                  BY AND AMONG





                      EXFO ELECTRO-OPTICAL ENGINEERING INC.



                                    BUYER SUB



                                       AND



                          AVANTAS NETWORKS CORPORATION



                                       AND



                  SHAREHOLDERS OF AVANTAS NETWORKS CORPORATION

                                TABLE OF CONTENTS

                                                                            PAGE

Article I         MERGER.......................................................2

         1.1      The Merger...................................................2

         1.2      Taking of Necessary Action...................................2

         1.3      Effect of Merger.............................................2

         1.4      Effective Time...............................................2

         1.5      Prior Investments............................................2

         1.6      The Closing..................................................3

         1.7      Merger Consideration, Conversion of Securities...............4

         1.8      Escrow Arrangements..........................................4

         1.9      Appointment of Shareholder Representatives...................5

         1.10     Adjustment to Purchase Price.................................5


Article II        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                  THE FOUNDING SHAREHOLDERS....................................5

         2.1      Organization and Authority...................................5

         2.2      Capitalization...............................................6

         2.3      No Breach....................................................7

         2.4      Share Ownership..............................................7

         2.5      Consents and Approvals.......................................7

         2.6      Litigation; Proceedings......................................8

         2.7      Financial Statements.........................................8

         2.8      No Undisclosed Liabilities...................................9

         2.9      Absence of Certain Changes or Events.........................9

         2.10     Compliance with Laws.........................................9

         2.11     Taxes........................................................9

         2.12     Intellectual Property.......................................10

         2.13     Title to and Condition of Properties........................11

         2.14     Contracts and Agreements....................................11

         2.15     Insurance...................................................12

         2.16     Employees...................................................13

         2.17     Employee Benefits...........................................13

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

         2.18     Facilities..................................................14

         2.19     Environmental Matters.......................................14

         2.20     Transactions with the Shareholders..........................15

         2.21     Capital Expenditures........................................15

         2.22     Use of Name.................................................15

         2.23     Brokers, Finders or Financial Advisors......................16

         2.24     Exclusivity of Representations..............................16

         2.25     Full Disclosure.............................................16


Article III       REPRESENTATION AND WARRANTY OF THE SHAREHOLDERS AS
                  TO SECURITIES MATTERS.......................................16

         3.1      Securities Matters..........................................16


Article IV        REPRESENTATIONS AND WARRANTY OF THE OTHER SHAREHOLDERS......18

         4.1      Authorisation...............................................19

         4.2      Ownership of Company Shares.................................19

         4.3      Consents and Approvals......................................19


Article V         REPRESENTATIONS AND WARRANTY OF THE BUYER AND BUYER SUB.....19

         5.1      Organization and Qualifications.............................20

         5.2      Capitalization..............................................20

         5.3      Authorization...............................................20

         5.4      Noncontravention............................................21

         5.5      Consents and Approvals......................................21

         5.6      Litigation; Proceedings.....................................22

         5.7      Authorization for Buyer Shares..............................22

         5.8      Canadian Documents..........................................22

         5.9      No Undisclosed Liabilities..................................22

         5.10     Absence of Certain Changes or Events........................23

         5.11     Form F-3....................................................23

         5.12     Investment Intent...........................................23

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

         5.13     Experience of the Buyer.....................................23

         5.14     Financial Ability...........................................23

         5.15     Brokers, Finders or Financial Advisors......................23

         5.16     Reporting Issuer Status.....................................23


Article VI        COVENANTS OF THE PARTIES....................................23

         6.1      Conduct of Business by the Company..........................23

         6.2      Public Announcements........................................25

         6.3      Access to Information, Due Diligence Investigation;
                  Confidentiality.............................................25

         6.4      Regulatory Requirements.....................................26

         6.5      Shareholder Approvals.......................................27

         6.6      Modification of Disclosure Schedules........................27

         6.7      Contact with Customers and Suppliers........................28

         6.8      Other Actions...............................................28

         6.9      Securities Law and Stock Exchange Requirements..............28

         6.10     Idemnification of Directors and Officers of the Company.....28


Article VII       CONDITIONS TO CLOSING.......................................29

         7.1      Conditions to Each Party's Obligations......................29

         7.2      Conditions to Obligations of the Buyer......................29

         7.3      Conditions to Obligations of the Shareholders and
                  the Company.................................................32


Article VIII      OTHER AGREEMENTS............................................34

         8.1      Confidentiality.............................................34

         8.2      Expenses....................................................34

         8.3      Non-Competition.............................................34

         8.4      Support Obligation..........................................35

         8.5      Employees...................................................36

         8.6      Covenants Reasonable........................................37

         8.7      Registration of Buyer Shares................................37

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

Article IX        SURVIVAL AND INDEMNIFICATION................................43

         9.1      Survival Notwithstanding Investigation......................43

         9.2      General Indemnification by the Shareholders.................43

         9.3      Indemnification by the Buyer................................44

         9.4      Tax Indemnification.........................................44

         9.5      Indemnification to be after Tax, Insurance, Etc.............45

         9.6      Expiry and Limits of Liability of Shareholders..............45

         9.7      Expiry and Limits of Liability of Buyer.....................46

         9.8      Procedure...................................................47

         9.9      Special Indemnity/Anritsu...................................48


Article X         TERMINATION, AMENDMENT AND WAIVER...........................48

         10.1     Termination.................................................48

         10.2     Effect of Termination.......................................49

         10.3     Waiver......................................................49


Article XI        MISCELLANEOUS...............................................49

         11.1     Entire Agreement; Amendments................................49

         11.2     Notices.....................................................49

         11.3     Amendments; Waivers.........................................51

         11.4     Headings....................................................51

         11.5     Successors and Assigns......................................51

         11.6     No Third-Party Beneficiaries................................51

         11.7     Governing Law; Consent to Jurisdiction; Language............51

         11.8     Execution...................................................52

         11.9     Severability................................................52

         11.10    Interpretation; Currency....................................52

         11.11    Effectiveness...............................................52

                             INDEX OF DEFINED TERMS


AGREEMENT......................................................................1
AMALCO.........................................................................1
ANRITSU CLAIM.................................................................49
ARTICLES OF AMALGAMATION.......................................................2
AUDITED FINANCIAL STATEMENTS...................................................9
BUYER..........................................................................1
BUYER BALANCE SHEET DATE......................................................23
BUYER FINANCIAL STATEMENTS....................................................23
BUYER INDEMNIFIED PERSON......................................................44
BUYER INDEMNIFIED PERSONS.....................................................44
BUYER MATERIAL ADVERSE EFFECT.................................................20
BUYER SHARES...................................................................4
BUYER STOCK PLANS.............................................................21
BUYER SUB......................................................................1
CANADIAN DOCUMENTS............................................................22
CASH CONSIDERATION.............................................................3
CBCA...........................................................................1
CLAIM.........................................................................53
CLOSING........................................................................3
CLOSING PRICE..................................................................4
COMPANY........................................................................1
COMPANY CONTRACTS.............................................................12
COMPANY INTELLECTUAL PROPERTY.................................................10
COMPANY MATERIAL ADVERSE EFFECT................................................6
COMPANY PLANS.................................................................13
COMPANY SHARES.................................................................1
COPYRIGHTS....................................................................11
DIRECTOR.......................................................................2
DISCHARGE.....................................................................15
DUE DILIGENCE INVESTIGATIONS..................................................26
EFFECTIVE TIME.................................................................2
ENVIRONMENT...................................................................15
ENVIRONMENTAL LAW.............................................................15
ENVIRONMENTAL PERMITS.........................................................15
ESCROW AGREEMENT...............................................................4
ESCROW FUND....................................................................4
ESCROW SHARES..................................................................3
EXPENSES......................................................................35
FACILITIES....................................................................14
FINANCIAL STATEMENTS...........................................................9
FOUNDING SHAREHOLDERS..........................................................1
GAAP...........................................................................9
GOVERNMENTAL ENTITY............................................................8
INCONSISTENT TRANSACTION......................................................35

INDEMNIFIED PARTY.............................................................48
INTERIM FINANCIAL STATEMENTS...................................................9
KNOWLEDGE.....................................................................53
LIENS.........................................................................11
MERGER.........................................................................1
MERGER CONSIDERATION...........................................................4
NON-COMPETE PERIOD............................................................35
ORDER.........................................................................27
OTHER SHAREHOLDERS............................................................19
PATENTS.......................................................................10
PERMITS........................................................................9
PERSON.........................................................................8
PRIOR INVESTMENTS..............................................................1
PROSPECTUS....................................................................40
PWC...........................................................................32
REGISTRATION STATEMENT........................................................37
RESTRICTED SECURITIES.........................................................39
SEC FINANCIAL STATEMENTS......................................................32
SECURITIES ACT................................................................17
SHAREHOLDER AFFILIATE......................................................16,40
SHAREHOLDER REPRESENTATIVE.....................................................5
SHAREHOLDER'S AGREEMENT........................................................7
SHAREHOLDERS...................................................................2
SHAREHOLDERS INDEMNIFIED PERSON...............................................44
SHAREHOLDERS INDEMNIFIED PERSONS..............................................44
SOFTWARE......................................................................11
SPECIAL MEETING...............................................................27
STRADDLE PERIOD...............................................................45
SUBSTANCE.....................................................................15
TAX CLAIMS....................................................................45
TAX LOSSES....................................................................45
TAX RETURNS...................................................................10
TAXES.........................................................................10
TECHNOLOGY....................................................................11
TOTAL CONSIDERATION............................................................4
TRADEMARKS....................................................................11
WITHDRAWN SHARES...............................................................5

                                LIST OF EXHIBITS

Exhibit A                  Company Shares

Exhibit B                  Buyer Shares

Exhibit C                  Proportionate Total Consideration Payable and
                           Exchange Ratios for Buyer Shares

Exhibit D                  Form of Escrow Agreement

Exhibit E                  Intentionally Deleted

Exhibit F                  Form of Employment Agreements

Exhibit G                  Form of Lock-up Agreement

Exhibit H                  Intentionally Deleted

Exhibit I                  Stock Option Plan

Exhibit J                  Shareholders covered by Non-Competition

Exhibit K                  Intentionally Deleted

Exhibit L                  "In the money" options

Exhibit M                  Intentionally Deleted

Exhibit N                  Intervention by Other Shareholders

Exhibit O                  Shareholders' Resolution

Exhibit P                  Special Indemnification

                                LIST OF SCHEDULES

Schedule 2.1               Organizational Authority

Schedule 2.2               Capitalization

Schedule 2.3               No Breach

Schedule 2.4               Share Ownership

Schedule 2.5               Consents and Approvals

Schedule 2.6               Litigation; Proceedings

Schedule 2.7               Financial Statements

Schedule 2.8               No Undisclosed Liabilities

Schedule 2.9               Absence of Certain Changes or Events

Schedule 2.10              Compliance with Laws

Schedule 2.11              Taxes

Schedule 2.12(a)           Patents, trademarks, copyrights and software

Schedule 2.12(b)           Material Licences

Schedule 2.13              Title to and Condition of Properties

Schedule 2.14              Contracts and Agreements

Schedule 2.15              Insurance

Schedule 2.16              Employees

Schedule 2.17              Employee Benefits

Schedule 2.18              Facilities

Schedule 2.19              Environmental Matters

Schedule 2.20              Transaction with the Shareholders

Schedule 2.21              Capital Expenditures

Schedule 2.22              Use of Name

Schedule 4.2               Proxies

Schedule 6.1               Conduct of Business by the Company

                               AGREEMENT OF MERGER

         THIS AGREEMENT OF MERGER (this "AGREEMENT") is dated as of August 20, 2001 by and among EXFO Electro-Optical Engineering Inc., a corporation organized under the laws of Canada (the "BUYER"), a corporation to be incorporated under the laws of Canada ("BUYER SUB"), Avantas Networks Corporation, a corporation incorporated under the laws of Canada (the "COMPANY"), Sami Yazdi, Giovanni Forte, Nando Digiambattista, Sergio Prestipino, Patrick Ostiguy, Stephane Bonenfant, Claude Richer and Jocelyn Ouellet (together, the "FOUNDING SHAREHOLDERS") and the Other Shareholders who have executed an intervention in the form of Exhibit N.

                                    RECITALS

         WHEREAS, the respective Board of Directors of Buyer Sub and the Company, and Buyer, as the sole shareholder of Buyer Sub have determined that it is advisable and in the best interests of the respective corporations and their shareholders that Buyer Sub be amalgamated with the Company in accordance with the CANADA BUSINESS CORPORATIONS ACT ("CBCA") and Section 87(9) of the INCOME TAX ACT (Canada) and the terms of this Agreement (the "MERGER");

         WHEREAS, in furtherance thereof, the parties hereto wish to proceed to an amalgamation pursuant to which Buyer shall become the owner of all of the issued and outstanding shares of the amalgamated corporation ("Amalco") and issue Buyer Shares to former holders of Company Shares in exchange for the shares they will hold in the Company immediately prior to the Effective Time;

         WHEREAS, it is intended that following the Merger, the Company will be a wholly-owned subsidiary of the Buyer;

         WHEREAS, prior to the Effective Time, Buyer Sub will have subscribed to shares in the share capital of the Company and will have acquired some of the shares held by JDS Uniphase Inc. in the share capital of the Company all for a total amount of $36 million (the "PRIOR INVESTMENTS");

         WHEREAS, 100% of the issued and outstanding shares of the Company, consisting of common shares, Series A Preferred Shares, Series B1 Voting Preferred Shares and Series B2 Non-Voting Preferred Shares (the "COMPANY Shares") are held by the shareholders of the Company in the respective numbers set forth on Exhibit A;

         WHEREAS, the Company will agree to acquire certain of the "in the money" options held by option-holders in the respective numbers set forth in Exhibit L, prior to the Effective Time for a value equal to the difference between the exercise price of such options and the per share consideration paid under this Agreement;

         WHEREAS the remaining "in the money" options held by option holders in the respective numbers set forth in Exhibit L shall be vested and become immediately exercisable and the Company will permit the cashless exercise of the remaining "in the money" options;

         WHEREAS, in consideration of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged the parties agree as follows:

         NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                     MERGER

         1.1 THE MERGER. At the Closing, subject to the terms and conditions of this Agreement, the Company Shares shall be acquired by the Buyer Sub from the Founding Shareholders and the Other Shareholders (collectively, the "SHAREHOLDERS").

         1.2 TAKING OF NECESSARY ACTION. Buyer, Buyer Sub, the Company and the Founding Shareholders, respectively, shall each use all commercially reasonable efforts to take all such action as may be necessary or appropriate to effectuate the Merger.

         1.3 EFFECT OF MERGER. The effect of the Merger shall be as set forth in Section 186 of the CBCA, and Amalco shall succeed to and, without limiting the generality of the foregoing, shall possess all the properties, rights, privileges, immunities, powers, franchises and purposes, and be subject to all the duties, liabilities, debts, obligations, restrictions and disabilities, of the Company, all without further act or deed.

         1.4 EFFECTIVE TIME. The consummation of the Merger shall be effected as promptly as practicable, but in no event more than three business days after the satisfaction or waiver of the conditions set forth in Article VII of this Agreement (other than those conditions which by their nature are to be satisfied at the Closing, but subject to satisfaction of those conditions), and the parties hereto will cause a copy of the articles of amalgamation and an amalgamation agreement in compliance with section 182 of the CBCA (the "ARTICLES OF AMALGAMATION") to be executed, delivered and filed with Industry Canada in accordance with the CBCA along with all other documents required thereunder. The Merger shall become effective on the date the director appointed pursuant to section 260 of the CBCA (the "DIRECTOR") receives the Articles of Amalgamation. The date and time on which the Merger shall become effective is referred to herein as the "EFFECTIVE TIME".

         1.5      PRIOR INVESTMENTS.

                           (i) Prior to the Effective Time, the Company shall acquire for a consideration payable in cash only, certain of the "in the money" options from their respective holders as set forth in Exhibit L which have exercised the election, using funds obtained from the Prior Investments, representing the difference between the exercise price of such options and $2.79 and the Company will permit the cashless exercise of certain of the "in the money" options from the respective holders as set forth in Exhibit L. In order to give effect to the foregoing, the stock option plan of the Company shall be amended in order to permit the option holders to elect to receive the cash consideration and the

                  Company Shares, as set forth in Exhibit L and such option-holders shall agree to so elect the cash consideration or to effect the cashless options in conformity with Exhibit
                  L. In addition the stock option plan of the Company shall be amended to ensure that in the case of a "take-over" or change in the control of the Company, to the extent that such shareholders have not so elected, as above, the Company shall have the right to purchase any option for its respective "in the money amount". In this respect, the Buyer agrees to provide sufficient funds by a subscription of shares so that the Company may acquire the aforesaid options.

                           (ii) Prior to the Effective Time, the Buyer Sub, by way of the Prior Investments, shall also acquire Company Shares from JDS Uniphase Inc. which shall execute a separate share purchase and sale agreement containing representations, warranties, indemnifications and covenants in favour of the Buyer equivalent to, and not more onerous than those being provided by the Other Shareholders herein.

                  The aggregate consideration payable under sections 1.5(i) and 1.5(ii) is $36 million (the "CASH CONSIDERATION"), subject to the payment of the Expenses by Buyer on behalf of the Shareholders as provided under Section 8.2 hereof.

         1.6      THE CLOSING.

                  (a) The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of Fasken Martineau DuMoulin LLP, Stock Exchange Tower, Suite 3400, 800 Place Victoria, Montreal, Quebec.

                  (b) At the Closing, the parties shall deliver or shall cause to be delivered to each other the documents required to be delivered pursuant to this Agreement, including the following:

                           (i) Buyer shall deliver to each Shareholder: (i) stock certificates representing the Buyer Shares (other than Escrow Shares) registered in each Shareholder's name and in such denominations as set forth on Exhibit C; and (ii) all documents, instruments and writings required to have been delivered at or prior to the Closing by the Buyer pursuant to this Agreement;

                           (ii) Buyer shall deliver to the Escrow Agent stock certificates representing the Buyer Shares as contemplated in Section 1.8 to be held in escrow by the Escrow Agent which Buyer Shares shall not include any Buyer Shares registered in the name of JDS Uniphase Inc. (the "ESCROW SHARES");

                           (iii) Each shareholder of the Company shall deliver and surrender to the Buyer his certificate or certificates representing Company Shares, and the Company and the Shareholders shall deliver to the Buyer all other documents, instruments and writings required to have been delivered at or prior to the Closing by the Company or the Shareholders pursuant to this Agreement.

         1.7 MERGER CONSIDERATION, CONVERSION OF SECURITIES. The consideration to be paid by Buyer to all shareholders of the Company listed in Exhibit A, including the Shareholders, (other than the Cash Consideration paid under Section 1.5) (the "MERGER CONSIDERATION"), shall be $64 million, payable in the form of subordinate voting shares of the Buyer (the "BUYER SHARES"). The aggregate number of Buyer Shares payable shall be determined by dividing the Merger Consideration by the Closing Price. The "CLOSING PRICE" shall be $14.63, representing the closing price of the Buyer Shares, as reported by the Nasdaq National Market on July 20, 2001. If, prior to the Closing, there is any stock dividend, stock split or other change in the character or amount of the outstanding Buyer Shares, then in such event any and all new, substituted or additional securities to which the Shareholders would have been entitled by reason of their ownership of the Buyer Shares had the Closing occurred prior to such event shall be considered Buyer Shares for purposes of this Agreement and the consideration to be received by each Shareholder shall be adjusted accordingly. At the Effective Time, the Merger shall effect an amalgamation pursuant to the terms of which the holders of Company Shares, will receive Buyer Shares for each of the Company Shares held by each of them immediately prior to the Effective Date based on the respective exchange ratios set forth in Exhibit
C. The number of Company Shares held by each shareholder of the Company listed in Exhibit A, including the Shareholders, and the number of Buyer Shares issued under the Merger Consideration is set forth opposite each such shareholder's name on Exhibit C, subject to the escrow provisions of Section 1.8. No fraction of a Buyer Share shall be issued, and each fractional share thereof shall be rounded up to the nearest whole number. Buyer shall be authorized to pay Merger Consideration attributable to any certificate theretofore issued which has been lost or destroyed, upon receipt of satisfactory evidence of ownership of the shares of Company Shares represented thereby and of appropriate indemnification.

         1.8 ESCROW ARRANGEMENTS. Simultaneously with and at the Closing 10% of the sum of the Cash Consideration and the Merger Consideration namely, $100 million (the "TOTAL CONSIDERATION") will be delivered to the Escrow Agent (as such term is defined in the Escrow Agreement attached hereto as Exhibit D a separate version of which will be signed by each Shareholder) in the form of Buyer Shares and an amount of $300,000 in cash from the Expenses as provided in
Section 8.2 hereof (the "ESCROW AGREEMENT"). For greater certainty, no Buyer Shares to be registered in the name of JDS Uniphase Inc. shall be required to be delivered in escrow. Such Buyer Shares and cash shall constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth in the Escrow Agreement. The portion of the Escrow Fund contributed on behalf of each of the Shareholders, except JDS Uniphase Inc., shall be in proportion to the Total Consideration to which such holder would otherwise be entitled under Section
1.8. The Escrow Fund shall terminate 24 months after the Closing with 50% of the Escrow Fund being released after 12 months of Closing, except to the extent that any timely made claims of any Buyer Indemnified Parties pursuant to Section 9.2 hereof remain unsatisfied at such time. The provisions of the Escrow Agreement shall govern in the event of any conflict between the Escrow Agreement and this
Section 1.8. Any Shareholder may withdraw a number of Buyer Shares deposited by him (the "WITHDRAWN SHARES") and substitute cash in lieu thereof at any time, provided that the amount deposited in substitution for the Withdrawn Shares is equal to the product of (i) the Closing Price, and (ii) the number of Withdrawn Shares.

         1.9 APPOINTMENT OF SHAREHOLDER REPRESENTATIVES. Each Shareholder other than JDS Uniphase Inc., Business Development Bank of Canada, Societe Innovatech du Grand Montreal, Ventures West VI Limited Partnership, Ventures West 7 Limited Partnership, Venture West 7 U.S. Limited Partnership, Bank of Montreal Capital Corporation, Skypoint Capital Corporation and such Other Shareholder which at law or pursuant to any corporate policy may not grant such appointment, hereby appoints Sami Yazdi (the "SHAREHOLDER REPRESENTATIVE") the attorney-in-fact of such Shareholder, with full power and authority, including power of substitution, acting in the name of and for and on behalf of such Shareholder to, in his sole discretion: (i) amend or waive any provision of this Agreement; (ii) terminate this Agreement pursuant to the provisions of Article X; (iii) do all other things and take all other action under or related to this Agreement which he may consider necessary or proper to effectuate the transactions contemplated by this Agreement; (iv) resolve any dispute with Buyer over any aspect of this Agreement or any instrument or document delivered hereunder; (v) execute and take any actions under the Escrow Agreement; and (vi) on behalf of such Shareholder to enter into any agreement to effectuate any of the foregoing items (i)-(vi) which shall have the effect of binding such Shareholder as if such Shareholder had personally entered into such agreement(s), taken such actions or refrained from taking such actions described in Sections (i)-(vi) above. Notwithstanding the foregoing, all actions taken or decisions made by the Shareholder Representative on behalf of the Shareholders shall be taken or made in a manner which is ratable and equitable among all Shareholders. This appointment and power of attorney shall be deemed as coupled with an interest and all authority conferred hereby shall be irrevocable and shall not be subject to termination by operation of law, whether by the death or incapacity or liquidation or dissolution of any Shareholder or the occurrence of any other event or events and the Shareholder Representative may not terminate this power of attorney with respect to any Shareholder or such Shareholder's successors or assigns without the consent of Buyer. Each Shareholder agrees to hold the Shareholder Representative harmless and indemnify the Shareholder Representative, for itself and not for the other Shareholders in accordance with the Total Consideration received by such indemnifying Shareholder with respect to any and all loss, damage or liability and expenses (including legal fees) which such Shareholder may sustain as a result of any action taken in good faith by the Shareholder Representative.

         1.10 ADJUSTMENT TO PURCHASE PRICE. It is agreed that the portion of the Total Consideration received by Sami Yazdi shall be reduced by the amount of $750,000, payable in cash, in the event that Sami Yazdi terminates his employment agreement with the Company prior to the third anniversary of Closing and without the prior written consent of Buyer.

                                   ARTICLE II
              REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                              FOUNDING SHAREHOLDERS

         The Founding Shareholders and the Company hereby solidarily represent and warrant to Buyer, as of the date hereof (except as to any representation or warranty which specifically relates to an earlier date) as follows and which shall be true on the date hereof and, except as contemplated herein, on the Closing Date:

         2.1 ORGANIZATION AND AUTHORITY. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Canada. The Company has the requisite corporate power and authority: (a) to carry on its business as currently conducted; (b) to own and use the properties owned and used by it; and (c) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Except as set forth in Schedule 2.1, the Company is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, "COMPANY MATERIAL ADVERSE EFFECT" means any change, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that is materially adverse to the business, financial condition or results of operations of the Company, taken as a whole, PROVIDED, HOWEVER, any adverse change, effect or circumstance (a) primarily arising out of or resulting primarily from actions contemplated by the parties hereto in connection with this Agreement, (b) that is primarily attributable to the announcement or performance of this Agreement or the transactions contemplated hereby, (c) resulting from economic factors affecting the economy as a whole or (d) resulting from factors generally affecting the specific markets in which the Company competes shall not be deemed in themselves, either alone or in combination, to constitute, and shall not be taken into account in determining whether there has been, a Company Material Adverse Effect. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and the Founding Shareholders, and assuming this Agreement constitutes a valid and binding obligation of the Buyer and Buyer Sub, this Agreement constitutes a valid and binding agreement of the Company and the Founding Shareholders enforceable against the Company and the Founding Shareholders in accordance with its terms, subject, however, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general principles of equity, regardless of whether such enforceability is considered in equity or at law. The Company is not in violation of any of the provisions of its articles of incorporation or bylaws, except for violations which could not reasonably be expected to have a Company Material Adverse Effect.

         2.2 CAPITALIZATION. The authorized, issued and outstanding shares of capital stock of the Company are as set forth on Schedule 2.2. The outstanding Company Shares are duly and validly authorized and issued, represent 100% of the issued and outstanding share capital of the Company, are paid and nonassessable and are owned of record by the shareholders as set forth on Exhibit A. Except as set forth on Schedule 2.2, the Company does not have outstanding any options, warrants or other rights to acquire, directly or indirectly, capital stock from the Company, and the Company does not have any obligation to repurchase or redeem any capital stock of the Company. The Company has no Subsidiaries. Except as set forth in the Shareholders' Agreement, the Company is not party to any agreement and to the Founding Shareholders' Knowledge, there is no agreement between any Persons, which grants any rights of first refusal or pre-emptive rights, or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

         2.3 NO BREACH. Except as set forth on Schedule 2.3, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to, any provision of: (i) the articles of incorporation or by-laws of the Company; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or its properties or assets or (iii) subject to the governmental filings and other matters referred to in Section 2.5, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its properties or assets, other than, with respect to any of the matters described above, any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

         2.4 SHARE OWNERSHIP. Except as set forth on Schedule 2.4, each Founding Shareholder has full right, power and authority to sell, transfer, assign, vote and deliver the Shares being sold by such Shareholder hereunder. Immediately prior to the delivery of the Company Shares, each shareholder of the Company listed in Exhibit A was the sole registered and, to the Founding Shareholders' Knowledge, beneficial owner of the Company Shares listed opposite his name on Exhibit A. Except as set forth on Schedule 2.4, each Founding Shareholder had good and valid title to such Company Shares and is the beneficial owner thereof, free and clear of all Liens and restrictions on transfer (other than restrictions on transfer imposed by applicable securities laws). Except for the shareholder's agreement dated as of December 21, 2000 (the "SHAREHOLDER'S AGREEMENT") and to the Founding Shareholders' Knowledge, there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character to which any shareholder of the Company is a party, obligating such shareholder to deliver or sell, or cause to be delivered or sold, contingently or otherwise, such Company Shares. Except as set forth in Schedule
2.4 and except for the Shareholder's Agreement, there are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans or understandings to which any shareholder of the Company is a party restricting or otherwise relating to voting, dividend or other rights with respect to such Company Shares.

         2.5 CONSENTS AND APPROVALS. Except as set forth in Schedule 2.5, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, provincial or local government or any court, administrative agency, commission or other governmental authority or agency, domestic or foreign (each, a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (a) the filing of a premerger notification under the COMPETITION ACT (Canada), (b) such filings as may be required under applicable Canadian provincial securities laws, (c) such filings, consents, approvals, orders, registrations and declarations as may be required under the laws of any foreign country in which the Company conducts any business or owns any assets, (d) such filings, consents, approvals, orders, registrations and declarations as may be necessary as a result of the facts or circumstances relating solely to the Buyer, and (e) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by any Founding Shareholder or the Company nor the consummation of the transactions contemplated hereby by any Founding Shareholder or the Company will (1) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which any Founding Shareholder or the Company is a party or by which any Founding Shareholder or the Company is bound, or (2) require such Founding Shareholder or the Company to obtain any authorization, consent, approval or waiver from, give notification to, or make any filing with, any Governmental Entity, or to obtain the approval or consent of any other Person, except for such conflicts, breaches, violations or defaults, or any authorization, consent, approval, waiver, notification or filing the failure of which to obtain or make, will not (x) impair in any material respect the ability of such Founding Shareholder or the Company to perform their respective obligations under this Agreement or (y) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. For purposes of this Agreement, "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

         2.6 LITIGATION; PROCEEDINGS. Except as set forth in Schedule 2.6, there is no action, suit or proceeding, governmental or otherwise, pending or, to the Company's Knowledge, overtly threatened against the Company or any of its properties or business that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. There is no judgment, decree, injunction, rule or order of any Governmental Entity outstanding against the Company having or reasonably likely to have, in the future, any such effect.

         2.7      FINANCIAL STATEMENTS. The Company has delivered to the Buyer
(a) complete and correct copies of the Company's audited balance sheet as of December 31, 2000, and the related statements of loss, deficit and cash flows (together with the auditors' report thereon) for the year ended December 31, 2000, together with notes to such financial statements, (b) complete and correct copies of the Company's balance sheet as of December 31, 1999, and the related statements of loss, deficit and cash flows for the year ended December 31, 1999, together with notes to such financial statements, (the "AUDITED FINANCIAL STATEMENTS"), and (c) complete and correct copies of the Company's unaudited balance sheet as at June 30, 2001, and the related statements of loss, deficit and cash flows for the six month period ended June 30, 2001 (the "INTERIM FINANCIAL STATEMENTS"). The Audited Financial Statements and Interim Financial Statements are herein collectively referred to as the "FINANCIAL STATEMENTS". The Financial Statements are in accordance with the books and records of the Company and have been prepared in accordance with generally accepted accounting principles in Canada ("GAAP") consistently applied throughout the periods covered thereby and except as set forth in Schedule 2.7 present fairly in all material respects, as of their respective dates, the financial condition and results of operations of the Company (subject, in the case of Interim Financial

Statements, to normal, recurring year-end adjustments that may be required upon audit). It being agreed that the Interim Financial Statements for the seven (7) month period ended July 31, 2001 shall be provided to Buyer prior to Closing and shall be subject to the representations set forth herein as applicable.

         2.8 NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 2.8, to the Knowledge of the Company and the Founding Shareholders, the Company does not have any liability (whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due) which is material to the Company, taken as a whole, except for: (a) liabilities shown in the latest Financial Statements; (b) liabilities which have arisen in the ordinary course of business since the date of the latest balance sheet included in the Financial Statements; or (c) contractual liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected in the Financial Statements.

         2.9      ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Schedule 2.9, since May 31, 2001, the Company has conducted its business only in the ordinary course and (a) there has not occurred any events or changes that have had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (b) there has not been any change in the accounting principles, policies, practices or procedures of the Company or their application to the Company and (c) the Company has not taken any action that would have been prohibited under Section 6.1 hereof.

         2.10 COMPLIANCE WITH LAWS. Except as set forth in Schedule 2.10, the Company is in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity applicable to its business or operations, except for matters which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company has in effect all federal, provincial, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("PERMITS") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of any Permits and for defaults under Permits which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

         2.11 TAXES. Except as set forth in Schedule 2.11, the Company has timely filed all Tax Returns required to be filed by it, or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired, and all such filed Tax Returns are complete and accurate in all respects, except to the extent that any failures to (a) file, (b) have extensions granted that remain in effect or (c) be complete and accurate in all respects, as applicable, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in
Schedule 2.11, the Company has paid all Taxes required to be paid by it, except to the extent that a failure to pay all Taxes required to be paid by it, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule 2.11, the most recent financial statements contained in the Financial Statements reflect an adequate reserve for all Taxes payable by the Company for all taxable periods and portions thereof accrued through the date of such financial statements, except to the extent that any failures to reflect such reserves, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. No deficiencies for any Taxes have been proposed, asserted or assessed against the Company that are not adequately reserved for on the Company's financial statements in accordance with GAAP except to the extent that such Taxes, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. To the Company's Knowledge, there is no pending dispute with any taxing authority relating to any of the Company's Tax Returns and there is no tax audit, assessment or reassessment of any Tax Return of the Company pending or currently in process. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity except for any such Taxes with respect to which the failure to withhold, collect or pay would not reasonably be expected to have a Company Material Adverse Effect. There are no Liens for Taxes upon any of the assets of the Company, except Liens for current Taxes not yet due and payable. For purposes of this Agreement, "TAXES" means all taxes, including without limitation income, gross receipts, goods and services, ad valorem, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by Canada or any provincial, local or foreign government, or any agency thereof, or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "TAX RETURNS" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

         2.12     INTELLECTUAL PROPERTY.

                  (a) Schedule 2.12(a) includes a list of all patents, trademarks, copyrights and software owned or licensed by the Company. "COMPANY INTELLECTUAL PROPERTY" shall mean all (i) Canadian and foreign patents, patent applications, and other patent rights ("PATENTS"); (ii) Canadian and foreign trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof ("TRADEMARKS"); (iii) Canadian and foreign copyrights, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and non-registered copyrights ("COPYRIGHTS"); (iv) trade secrets, concepts, ideas, designs, research, processes, procedures, techniques, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection) ("TECHNOLOGY"); and (v) computer software programs, including, without limitation, all source code, object code, and documentation related thereto ("SOFTWARE"), but not including mass-marketed software with a price of less than $1,000 per copy. The Company owns or is licensed or otherwise possesses legally enforceable rights to use, sell, and license, free and clear of any and all Liens or material restrictions, any and all Company Intellectual Property, except where any failure to own, license or otherwise possess legally enforceable rights to use such Company Intellectual Property would not reasonably be expected to have a Company Material Adverse Effect.

                  (b) Schedule 2.12(b) sets forth all material licenses, sublicenses, and other agreements or permissions under which the Company is a licensor of Company Intellectual Property.

                  (c) The Company has not been named in any suit, action or proceeding which involves a claim of infringement of any Patents, except as may be evidenced by third-party patents issued after the date hereof, Trademarks, Copyrights, Technology or Software of any third party. To the Company's Knowledge, the manufacturing, marketing, licensing or sale of the products of the Company as presently conducted do not infringe any valid Patents, Trademarks, Copyrights, Technology or Software of any third party, except for any such infringement that would not reasonably be expected to have a Company Material Adverse Effect. The Company has taken all necessary and reasonable action to maintain and protect each item of Company Intellectual Property.

                  (d) All material Software used, sold, or licensed by the Company is free from any material software defect, performs materially in conformance with its technical user documentation, and does not contain any code or mechanism that could be used to interfere with the operation of the Software.

                  (e) The Company is not nor, as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, will be, in violation of any agreement relating to any Company Intellectual Property.

         2.13     TITLE TO AND CONDITION OF PROPERTIES. Except as set forth on
Schedule 2.13, the Company has good and marketable title to or a valid leasehold interest under a capitalized lease in all assets recorded on the Company's balance sheet as of May 31, 2001, free and clear of all pledges, claims, liens, charges, encumbrances or security interests of any kind or nature whatsoever (collectively, "LIENS"), except for (a) assets no longer used or useful in the conduct of the business or disposed of in the ordinary course of business since such date, (b) Liens disclosed in the Financial Statements, (c) Liens or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and (d) Liens for current Taxes not yet due and payable. The Company has a valid leasehold or other interest in all other assets used by it in its business, other than exceptions that would not reasonably be expected to have a Company Material Adverse Effect. All of the machinery, equipment and other tangible personal property and assets owned or used by the Company are in good condition and repair, except for ordinary wear and tear, and are usable in the ordinary course of business, except for any matter otherwise covered by this sentence which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         2.14     CONTRACTS AND AGREEMENTS. Schedule 2.14 sets forth a list of:

                  (a) each contract, agreement or commitment of the Company which requires total payments to or by the Company of at least $50,000 annually;

                  (b) each contract, agreement or commitment of the Company which has a remaining term longer than one (1) year, which requires total payments to or by the Company of at least $100,000 during the remaining term and which is not terminable on thirty (30) or fewer days' notice without penalty;

                  (c) each contract, agreement or commitment to which the Company is a party or by which any of its assets are bound relating to indebtedness for borrowed money, including capital leases and security agreements relating thereto;

                  (d)      each lease of real property by the Company;

                  (e) any collective bargaining agreement, union agreement, employment agreement, consulting agreement, management service agreement or substantially similar type of contract or agreement to which the Company is a party;

                  (f) any consent decree and other judgment, decree or order, settlement agreement or other agreement limiting the ability of the Company to compete in any line of business or with any Person in any geographic areas;

                  (g) any joint venture agreement or other contract, agreement or commitment to which the Company is a party involving a sharing of profits or expenses; and

                  (h) any outstanding loan or advance by the Company to, or investment by the Company in, any Person, or any agreement, contract, commitment or understanding relating to the making of any such loan, advance or investment.

         All of the contracts, agreements, leases, licenses, arrangements, commitments and documents listed on Schedule 2.14 (collectively, the "COMPANY CONTRACTS") are valid obligations of the Company and, to the Company's Knowledge, each other party thereto, and are binding and in full force and effect in accordance with their terms and conditions. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the Company's Knowledge there is no existing default thereunder or breach thereof by the Company or by any other party thereto, or any conditions which, with the passage of time or the giving of notice or both, might reasonably constitute such a default by the Company, or by any other party to a Company Contract. There are no pending or, to the Company's Knowledge, threatened disputes with respect to the Company Contracts.

         2.15 INSURANCE. Schedule 2.15 sets forth a list of all policies of fire, extended coverage, liability and all other kinds of insurance held by the Company in connection with the conduct of its business and operations (other than policies relating to Company Plans). Such policies are in full force and effect and, to the Company's Knowledge, the Company is not in default with respect to its obligations under any of such insurance policies, except for any failures to be in full force and effect or defaults that would not reasonably be expected to have a Company Material Adverse Effect. The Company maintains the type and amount of insurance which the Company believes is adequate in coverage and amount to insure fully against the risks to which the Company and its employees, business, properties and other assets would reasonably be expected to be exposed in the operation of its business.

         2.16 EMPLOYEES. Schedule 2.16 sets forth the names, the rate of compensation (and the portions thereof attributable to salary and bonuses, respectively), accrued vacation and location of all current employees of the Company. To the Company's Knowledge, no key employee or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. To the Company's Knowledge, no organizational effort has been made or threatened, either currently or within the past two years, by or on behalf of any labor union or trade union with respect to employees of the Company.

         2.17     EMPLOYEE BENEFITS.

                  (a) Schedule 2.17 lists all material employee benefit plans and collective bargaining, employment or severance agreements or other similar arrangements which the Company, sponsors, maintains, or to which contributions are made, for the benefit of employees of the Company or any Subsidiary, including, without limitation, any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, and (2) any plan, agreement or arrangement providing for "fringe benefits." The plans, agreements and arrangements described in this Section 2.17 are referred to herein as the "COMPANY Plans".

                  (b) The Company has delivered or made available to Buyer true and complete copies of all documents and summary plan descriptions of the Company Plans or summary descriptions of any such Company Plan not otherwise in writing.

                  (c) Each Company Plan has been administered in accordance with its terms, except for any failure to so administer that would not reasonably be expected to have a Company Material Adverse Effect.

                  (d) All reports, returns and similar documents with respect to each Company Plan required to be filed with any Governmental Entity or distributed to any participant of each Company Plan have been duly and timely filed or distributed.

                  (e) No actions, suits, disputes or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Company's Knowledge, threatened with respect to any Company Plan. To the Company's Knowledge, no audits, inquiries, reviews, proceedings, claims, or demands are pending with any Governmental Entity with respect to any Company Plan.

                  (f) No Company Plan provides for or continues medical or health benefits, or life insurance or other death benefits (through insurance or otherwise) for any employee or any dependent or beneficiary of any employee after such employee's retirement or other termination of employment except as required by applicable provincial law, and there has been no communication to any employee that could reasonably be expected to promise or guarantee any such benefits.

                  (g) Except as set forth in the Company Plans, the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and will not accelerate the time of payment or vesting, or increase the amount of compensation due to any individual.

                  (h) With respect to any Company Plan, all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of Closing shall have been made or properly accrued on the current balance sheets or will be properly accrued on the books and records of the Company as of the Closing Date. None of the Company Plans has any unfunded liabilities which are not reflected on the current balance sheet or the books and records of the Company.

         2.18     FACILITIES. The Company does not own any real property.
Schedule 2.18 sets forth a list of all real property currently leased or occupied by the Company or leased or occupied by the Company since its inception (collectively, the "FACILITIES"). Except as set forth on Schedule 2.18, the Facilities are not subject to any encumbrances, encroachments, building or use restrictions, exceptions, reservations or limitations, except those which do not, taken as a whole, result in a Company Material Adverse Effect or which prevent any continued use thereof in the usual and normal conduct of the Company's business. There are no pending or, to the Company's Knowledge, threatened condemnation proceedings relating to any of the Facilities.

         2.19     ENVIRONMENTAL MATTERS. Except as set forth in Schedule 2.19,

                  (a) to the Company's Knowledge, the business of the Company is and has been operated in compliance with Environmental Law. The Company has not received any notice of non-compliance with Environmental Law;

                  (b) the Company has not Discharged or caused or permitted to be Discharged, any Substances on, to or from the Facilities, or in connection with the operation of the Company's businesses, except in compliance with Environmental Law;

                  (c) to the Company's Knowledge, the Company has not permitted the Facilities to be used for the disposal of any Substance;

                  (d) the Company has obtained all Environmental Permits necessary for the lawful operation of the business, except where the failure to have any such Environmental Permit would not have a Company Material Adverse Effect.

                  (e) there are no claims, actions, proceedings or demands against or involving the Company either in progress, pending or, to the Company's Knowledge, threatened which allege the violation of, or non-compliance with, any Environmental Law; and

                  (f) copies of all environmental reports or audits performed or prepared since its inception within the possession of the Company with respect to the Facilities have been made available to the Buyer.

                  For purposes of this Section 2.19, the following defined terms have the meanings set forth below:

         "DISCHARGE" means any discharge, emission, release, deposit, issuance, spray, escape, spill, leak and shall also have the various meanings attributed to such term in Environmental Law.

         "ENVIRONMENT" means soil, surface waters, ground waters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium.

         "ENVIRONMENTAL LAW" means all federal, provincial or municipal statutes, regulations order or rules, and any policies or guidelines of any governmental or regulatory body or agency, relating to the Environment, the transportation of dangerous goods and occupational health and safety.

         "ENVIRONMENTAL PERMITS" means any and all federal, provincial and foreign governmental permits, licenses and other authorizations and approvals issued by or provided to, as the case may be, any governmental, governmental or regulatory body or agency pursuant to an Environmental Law.

         "SUBSTANCE" means any substance or material which is regulated under any Environmental Law, including any substance defined under Environmental Law to be "hazardous", "toxic", "deleterious", "caustic", "dangerous", a "contaminant", a "dangerous good", a "waste", a "source of contamination" or a "pollutant".

         2.20     TRANSACTIONS WITH THE SHAREHOLDERS. Except as set forth in
Schedule 2.20, the Company does not owe any amount to any of its shareholders or the Shareholder Affiliates for money loaned to the Company and none of the shareholders of the Company nor the Shareholder Affiliates owe any amount to the Company for money loaned to any of the shareholders of the Company or the Shareholder Affiliates. Except as set forth in Schedule 2.20, the Company, the shareholders of the Company and the Shareholder Affiliates have not entered into and do not have any obligation, directly or indirectly, to enter into any transaction, including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for the Company, the shareholders of the Company or the Shareholder Affiliates, as the case may be. For purposes hereof, the term "SHAREHOLDER AFFILIATE" shall mean any officer, director, trustee or other person who controls any shareholder of the Company or any affiliate of the shareholder of the Company within the meaning of section 2 of the CBCA or any associate of any shareholder of the Company within the meaning of section 5 of the SECURITIES ACT (Quebec).

         2.21 CAPITAL EXPENDITURES. Schedule 2.21 sets forth all of the completed and planned capital expenditures.

         2.22 USE OF NAME. Except as set forth in Schedule 2.22, the Company has full exclusive right and title to use its corporate name as set forth in its certificate of incorporation.

         2.23 BROKERS, FINDERS OR FINANCIAL ADVISORS. No broker, investment banker, financial advisor or other person, other than Wit SoundView Corporation, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any shareholder of the Company.

         2.24 EXCLUSIVITY OF REPRESENTATIONS. THE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY AND THE FOUNDING SHAREHOLDERS IN THIS AGREEMENT ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES. THE COMPANY AND THE FOUNDING SHAREHOLDERS HEREBY DISCLAIM ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE BUYER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION, INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA.

         2.25 FULL DISCLOSURE. Each of the Founding Shareholders has made or caused to be made due enquiry with respect to each of the representations, warranties and statements contained in this Agreement and in each of the schedules, certificates, documents and other writings referred to herein or furnished to the Buyer hereunder, and none of the same contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading, and all such statements, taken as a whole, together with this Agreement, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein and therein not misleading. Save and except for those matters disclosed herein, the Founding Shareholders have no knowledge of any facts which should reasonably be made known to the Buyer relating to the Company not herein disclosed which would be likely to affect the value of the Company Shares.

                                   ARTICLE III
              REPRESENTATION AND WARRANTY OF THE SHAREHOLDERS AS TO
                               SECURITIES MATTERS

         Each of the Shareholders jointly (where such term is used herein it has the meaning given to it in section 1518 of the Civil Code of Quebec) represents, for itself and not for any other Shareholders or the Company, to the Buyer as of the date hereof as follows:

         3.1      SECURITIES MATTERS.

                  (a) Each Shareholder alone, or through its personal representative, has such knowledge and experience in financial and business matters and such experience in evaluating and investing in companies such as Buyer as to be capable of evaluating the merits and risks of an investment in the Buyer Shares. Such Shareholder has the financial ability to bear the economic risk of his investment in the Buyer Shares being acquired hereunder, has adequate means for providing for his current needs and contingencies and has no need for liquidity with respect to his investment in Buyer.

                  (b) Each Shareholder is acquiring the Buyer Shares for its own account, for investment purposes only, and not with the view to, or for resale in connection with, any distribution thereof. Such Shareholder understands that the Buyer Shares have not been registered under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), or under the securities laws of various states of the United States, by reason of a specified exemption from the registration provisions thereunder which depends upon, among other things, the bona fide nature of such Shareholder's investment intent as expressed herein. Such Shareholder acknowledges that his representations and warranties contained herein are being relied upon by Buyer as a basis for the exemption of the issuance of the Buyer Shares hereunder from the registration requirements of the Securities Act and any applicable state securities laws.

                  (c) Each Shareholder acknowledges, with respect to the sale of its Buyer Shares in the United States, that the Buyer Shares must be held indefinitely until they are subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. Such Shareholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of the securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about Buyer and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale. Each Shareholder understands that only Buyer can take action to register the Buyer Shares under the SECURITIES ACT.

                  (d) Each Shareholder or its representative has had an opportunity to discuss the Buyer's business, management, financial affairs and acquisition plans with its management, to review the Buyer's facilities, and to obtain such additional information concerning such Shareholder's investment in the Buyer Shares in order for such Shareholder to evaluate its merits and risks, and such Shareholder has determined that the Buyer Shares are a suitable investment for such Shareholder and that at this time such Shareholder could bear a complete loss of his investment.

                  (e) Each Shareholder is aware that no U.S., Canadian, federal, state, provincial or other agency has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Agreement or the adequacy of the disclosure of the exhibits and schedules hereto or thereto.

                  (f) Each Shareholder understands that all certificates for the Buyer Shares issued to such Shareholder shall bear a legend in substantially the following form:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, OR SUCH OTHER

                  DOCUMENTATION REASONABLY SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.

                  A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM THE TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE ISSUER, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OF 1933."

                  provided that if the Buyer Shares are being sold in compliance with the requirements of Rule 904 of Regulation S of the Securities Act, the legend may be removed by providing a declaration to the transfer agent or the Buyer to the following effect:

                  "The undersigned (a) acknowledges that the sale of the securities to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and (b) certifies that (1) it is not an "affiliate" (as defined in Rule 405 under the Securities Act) of EXFO Electro-Optical Engineering Inc., (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States or (b) the transaction was executed on or through the facilities of The Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States and
         (3) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such securities. Terms used herein have the meanings given to them by Regulation S."

                  (g) Each Shareholder understands that the Buyer Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Buyer on such exemption is predicated in part on the Shareholders' representations set forth herein.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTY OF THE OTHER SHAREHOLDERS

         In order to induce the Buyer to enter into this Agreement, each shareholder of the Company signing the intervention attached hereto as Exhibit N (the "OTHER SHAREHOLDERS"), jointly represents and warrants, for itself and not for the other Shareholders, to Buyer the matters set forth below, which shall be true on the date of execution hereof and on the Closing Date:

         4.1 AUTHORISATION. Each Other Shareholder has the requisite corporate (where applicable) power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by each Other Shareholder and the consummation by it of the transactions contemplated hereby have been duly authorised by all necessary action on the part of such Other Shareholder, and no further action is required by such Other Shareholder. This Agreement has been duly executed by each Other Shareholder and, assuming this Agreement constitutes a valid and binding obligation of the Buyer, Buyer Sub, the Company and the other Shareholders, this Agreement constitutes a valid and binding agreement of the Other Shareholder enforceable against the Other Shareholder in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general principles of equity, regardless of whether such enforceability is considered in equity or at law. Each Other Shareholder, as a result of executing this Agreement and performing its obligations hereunder, is not in violation of any of the provisions of its certificate or incorporation, bylaws or other organisational documents.

         4.2 OWNERSHIP OF COMPANY SHARES. Such Other Shareholder has the right, power and authority to sell, transfer, assign, vote and deliver the Company Shares being sold by it hereunder. Immediately prior to the delivery of the Company Shares to the Buyer, each Other Shareholder will be the sole registered and beneficial owner of the Company Shares it holds respectively and have good and valid title to such Company Shares, free and clear of all Liens and restrictions on transfer other than those in the articles of the Company and which shall have been complied with at Closing. Except for the Shareholders' Agreement, there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character to which each Other Shareholder is a party, obligating the Other Shareholder to deliver or sell, or cause to be delivered or sold, contingently or otherwise, such Company Shares. Except for the Shareholders' Agreement and as set forth in Schedule 4.2, there are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans or understandings to which the Other Shareholder is a party restricting or otherwise relating to voting, dividend or other rights with respect to the Company Shares.

         4.3 CONSENTS AND APPROVALS. No consent, approval, order or authorisation of, or registration, declaration or filing, is required by or with respect to the Other Shareholder in connection with the execution and delivery of this Agreement by the Other Shareholder or the consummation by it of the transactions contemplated by this Agreement.

                                    ARTICLE V
             REPRESENTATIONS AND WARRANTY OF THE BUYER AND BUYER SUB

         Buyer and Buyer Sub hereby solidarily represent and warrant to the Company and the Shareholders, as of the date hereof (except as to any representation or warranty which specifically relates to an earlier date), as follows:

         5.1 ORGANIZATION AND QUALIFICATIONS. Each of Buyer and its subsidiaries, including Buyer Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of Buyer and Buyer Sub is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of their respective businesses conducted or property owned by each makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Buyer Material Adverse Effect. For purposes of this Agreement, "BUYER MATERIAL ADVERSE EFFECT" means any change, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that is materially adverse to the business, financial condition or results of operations of the Buyer and its subsidiaries, taken as a whole, PROVIDED, HOWEVER, any adverse change, effect or circumstance (a) primarily arising out of or resulting primarily from actions contemplated by the parties hereto in connection with this Agreement; (b) that is primarily attributable to the announcement or performance of this Agreement or the transactions contemplated hereby; (c) resulting from economic factors affecting the economy as a whole;
(d) resulting in changes from the market price or trading volume of the Buyer Shares; or (e) resulting from factors generally affecting the specific markets in which the Buyer and its subsidiaries compete, shall not be deemed in themselves, either alone or in combination, to constitute, and shall not be taken into account in determining whether there has been, a Buyer Material Adverse Effect.

         5.2 CAPITALIZATION. The authorized, issued and outstanding shares of each class of capital stock of Buyer and Buyer Sub are as set forth in Exhibit B. Exhibit B also sets forth the number of shares reserved for issuance pursuant to each of the Buyer's duly approved stock plans (collectively, the "BUYER STOCK PLANS"), and the total number of shares reserved for issuance under Buyer Stock Plans or otherwise. All of the issued and outstanding shares of capital stock of Buyer and Buyer Sub have been duly authorized and validly issued and are fully paid and nonassessable. Except as provided in this Agreement and pursuant to the Buyer Stock Plans: (a) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of Buyer or Buyer Sub is authorized or outstanding; (b) Buyer and Buyer Sub have no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of their capital stock any evidences of indebtedness or assets of Buyer; and (c) Buyer and Buyer Sub have no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of their capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of Buyer have been offered, issued and sold by Buyer in compliance with applicable federal, provincial and United States securities laws or pursuant to valid exemptions therefrom.

         5.3 AUTHORIZATION. Each of Buyer and Buyer Sub has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Buyer and Buyer Sub and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Buyer and Buyer Sub and no further action is required by the Buyer or Buyer Sub, subject to regulatory approval under applicable securities laws and regulations. This Agreement has been duly executed by the Buyer and Buyer Sub and, assuming this Agreement constitutes a valid and binding obligation of the Company and the Shareholders, this Agreement constitutes a valid and binding agreement of the Buyer and Buyer Sub enforceable against them in accordance with its terms, subject, however, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity, regardless of whether such enforceability is considered in equity or at law. Neither Buyer nor Buyer Sub is in violation of any of the provisions of its Certificate of Incorporation, bylaws or other organizational documents except for violations which could not reasonably be expected to have a Buyer Material Adverse Effect.

         5.4 NONCONTRAVENTION. Subject to regulatory approval under applicable securities laws and regulations, including those of any stock exchanges, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Buyer or any of its subsidiaries pursuant to, any provision of: (a) the articles of incorporation or by-laws of the Buyer or any provision of the comparable organizational documents of Buyer or any of its subsidiaries; (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Buyer or any of its subsidiaries or their respective properties or assets; or (c) subject to the governmental filings and other matters referred to in Section 5.5, any statute, law, rule, regulation, judgment, order or decree applicable to the Buyer or any of its subsidiaries or their respective properties or assets, other than with respect to any of the matters described in this Section 5.4, any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not reasonably be expected to have a Buyer Material Adverse Effect or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

         5.5 CONSENTS AND APPROVALS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Buyer or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Buyer or the consummation by the Buyer of the transactions contemplated by this Agreement, except for: (a) the filing of a premerger notification and report form under the COMPETITION ACT (Canada); (b) approval for the listing of the shares to be issued in furtherance of the transactions set forth herein on The Toronto Stock Exchange and for a quotation on the Nasdaq National Market; (c) such filings, consents, exemptions, approvals, orders, registrations and declarations as may be required under the laws of any foreign country in which the Buyer or any of its subsidiaries conducts any business or owns any assets; (d) such filings, consents, approvals, orders, registrations and declarations as may be necessary as a result of the issuance of the Buyer Shares including any orders pursuant to any applicable securities law or any facts or circumstances relating solely to the Company; and (e) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Buyer Material

Adverse Effect or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

         5.6 LITIGATION; PROCEEDINGS. There is no action, suit or proceeding, governmental or otherwise, pending or, to the Buyer's Knowledge, overtly threatened against the Buyer, any of its subsidiaries or any of their respective properties or business, that, individually or in the aggregate, would reasonably be expected to have a Buyer Material Adverse Effect. There is no judgment, decree, injunction, rule or order of any Governmental Entity outstanding against the Buyer or any of its subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

         5.7 AUTHORIZATION FOR BUYER SHARES. Buyer has taken all necessary action to issue the Buyer Shares. The Buyer Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free and clear of all Liens (other than restrictions on transfer imposed by applicable securities laws) and will not be issued in violation of any preemptive rights, rights of first refusal or similar rights.

         5.8 CANADIAN DOCUMENTS. The Company and each Shareholder has been made aware by the Buyer that each statement and report, as may be required to have been filed as of the date hereof under Canadian securities laws (the "CANADIAN DOCUMENTS") is available through the Internet on the System for Electronic Document Analysis and Retrieval (or SEDAR) which can be accessed at www.sedar.com. As of their respective filing dates, the Canadian Documents complied in all material respects with the requirements of the securities laws in force in Canada, and none of the Canadian Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Canadian Document. The financial statements of Buyer, being the audited consolidated balance sheets as at August 31, 2000 and 1999 and the audited consolidated statements of earnings, retained earnings and cash flows for each of the years in the three-year period ended August 31, 2000, and the unaudited interim consolidated balance sheet as at May 31, 2001 and the unaudited interim consolidated statements of earnings, retained earnings and cash flows of the Buyer for the nine months ended May 31, 2001 and May 31, 2000, including the notes thereto (the "BUYER FINANCIAL STATEMENTS") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in the Buyer's interim reports). The balance sheets included in the Buyer Financial Statements present fairly in all material respects as of their respective dates the financial condition of the Buyer (subject, in the case of interim financial statements, to normal, recurring year-end adjustments that may be required upon audit).

         5.9 NO UNDISCLOSED LIABILITIES. To the Knowledge of the Buyer, none of the Buyer and its subsidiaries has any liability (whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due) which is material to the Buyer and its subsidiaries, taken as a whole, except for: (a) liabilities shown on the Buyer Financial Statements included in the Canadian Documents filed with the Canadian securities regulators prior to the date of this Agreement (the "BUYER BALANCE SHEET DATE"); (b) liabilities which have arisen in the ordinary course of business since the Buyer Balance Sheet Date; and (c) contractual liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on the Buyer Financial Statements.

         5.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Buyer Balance Sheet Date, the Buyer has conducted its business only in the ordinary course and there has not occurred any events or changes that have had, or would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

         5.11 FORM F-3. Buyer is a registrant qualified and entitled to use a registration statement on Form F-3 pursuant to the Securities Act.

         5.12 INVESTMENT INTENT. The Buyer is acquiring the Company Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Company Shares or any part thereof or interest therein.

         5.13 EXPERIENCE OF THE BUYER. The Buyer, through its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Company Shares and has so evaluated the merits and risks of such investment.

         5.14 FINANCIAL ABILITY. The Buyer has cash or has existing borrowing facilities or unconditional, binding firm commitments that are sufficient to enable it to consummate the transactions contemplated by this Agreement.

         5.15 BROKERS, FINDERS OR FINANCIAL ADVISORS. Other than CIBC World Markets Inc., no broker, investment broker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission from Buyer in connection with the transactions contemplated by this Agreement.

         5.16 REPORTING ISSUER STATUS. The Buyer is a reporting issuer in the Province of Ontario (as such term is defined in Rule 45-501 under the SECURITIES ACT (Ontario)) and of equivalent status under the securities laws of all other Canadian provinces, and has been of such status for at least 12 months prior to the date hereof.

                                   ARTICLE VI
                            COVENANTS OF THE PARTIES

         6.1      CONDUCT OF BUSINESS BY THE COMPANY. Except as set forth on
Schedule 6.1, and except to the extent consented to in writing by Buyer or as expressly permitted or contemplated by this Agreement, during the period from the date of this Agreement to the Closing, the Company shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, without Buyer's written consent (which consent shall not be unreasonably withheld), during the period from the date of this Agreement to the Closing, the Company shall not:

                  (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock,
         (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities, or any rights, warrants or options to acquire any such shares or other securities;

                  (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

                  (c)      amend its articles of incorporation or by-laws;

                  (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (ii) any assets that are material, individually or in the aggregate, to the Company, except purchases in the ordinary course of business consistent with past practice;

                  (e) sell, lease, license, mortgage or otherwise encumber or subject to any Lien (other than Liens pursuant to its existing credit facilities) or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice;

                  (f) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, or guarantee any debt securities of another person, except for borrowings under its existing credit facilities for working capital purposes, in an aggregate amount of less than $250,000, the endorsement of checks in the normal course of business and the extension of credit in the normal course of business, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person;

                  (g) except for the items currently contracted for by the Company, make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $250,000;

                  (h) make any material Tax election or settle or compromise any material income Tax liability;

                  (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued or contingent, asserted or unasserted), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) included in the Financial Statements or incurred in the ordinary course of business consistent with past practice;

                  (j) except in the ordinary course of business, modify, amend or terminate any Company Contract, or waive, release or assign any material rights or claims;

                  (k) except as required to comply with applicable law, (i) adopt, enter into or amend any Company Plan, (ii) increase in any material manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee of the Company or (iii) grant any awards under any Company Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Company Plan or agreement or awards made thereunder);

                  (l) other than as required by law or GAAP, make any material change to its accounting policies or procedures; or

                  (m) authorize any of, or commit or agree to take any of, the foregoing actions.

         6.2 PUBLIC ANNOUNCEMENTS. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement, no party hereto will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of Buyer (in the case of the Shareholders or the Company) or the Shareholder Representative (in the case of Buyer), which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that: (a) nothing herein will prohibit either party from issuing or causing publication of any such press release or public announcement to the extent that such party's counsel reasonably determines such action to be required by law, or the regulations of any government agency or the exchanges or markets on which Buyer Shares are traded, in which case the party making such determination will, to the greatest extent practicable in light of the circumstances, use best efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance; and (b) Buyer, the Company and the Shareholders may disclose this Agreement and the transactions contemplated hereby to third parties in connection with securing consents of such third parties and in connection with any permits, approvals, filings or consents required by law to be obtained. To the extent feasible, prior to the Closing, all press releases or other announcements or notices regarding the transactions contemplated by this Agreement shall be made jointly by Buyer and the Company.

         6.3 ACCESS TO INFORMATION, DUE DILIGENCE INVESTIGATION; CONFIDENTIALITY. The Founding Shareholders shall afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Buyer access during the period prior to the Closing, to such of the properties, books, contracts, commitments, records, officers and employees as Buyer may reasonably request for the purpose of conducting a full and complete due diligence investigation (the "DUE DILIGENCE INVESTIGATIONS") of all aspects of the Company, including, without limitation, financial, legal and accounting and, during such period, the Founding Shareholders shall furnish promptly to Buyer and its representatives all information concerning the Company and its business, properties and personnel as Buyer may request. Buyer shall hold any such information which is non-public in confidence. Buyer shall make all reasonable best efforts to minimize disruption to the business of the Company which may result from the requests for data and information hereunder. All requests for access and information shall be co-ordinated through senior executives of the parties to be designated. Any investigation by the Buyer shall not affect the representations and warranties of any of the Shareholders.

         6.4      REGULATORY REQUIREMENTS.

                  (a) Each of the Company and the Buyer shall (i) prepare and file as promptly as practicable any filings with, or submissions to the Director or other representative of the Competition Tribunal (Canada), and any antitrust, competition, investment or other similar authority in any foreign jurisdiction where such filing is required in connection with the transactions contemplated hereby, and (ii) respond promptly to inquiries, if any, from the Competition Tribunal (Canada) or the antitrust, competition, investment or comparable Governmental Entity of any foreign jurisdiction in connection with such filing. The Buyer will be responsible for all filing fees in connection with the filings required by the antitrust, competition or comparable laws of any foreign jurisdiction and each party shall bear the expenses for the preparation of their documentation for the filing.

                  (b) Without limiting the generality of the foregoing, the Company and the Buyer each agree to cooperate and to use their respective commercially reasonable efforts to obtain any government clearances required to consummate the transactions contemplated by this Agreement (including through the COMPETITION ACT (Canada)), to respond to any requests for information from Governmental Entities, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent (an "ORDER")) that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. The parties also agree to take any and all of the following actions to the extent commercially reasonable in the entire discretion of the respective party to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated by this Agreement: entering into negotiations; providing information; substantially complying with any second request for information pursuant to the COMPETITION ACT (Canada); making proposals; entering into and performing agreements or submitting to judicial or administrative orders; selling or otherwise disposing of, or holding separate (through the establishment of a trust or otherwise) particular assets or categories of assets, or businesses of the Company or the Buyer; and withdrawing from doing business in a particular jurisdiction. The parties hereto will, to the extent permitted by applicable law, consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the COMPETITION ACT (Canada) or any other federal, provincial, state or foreign antitrust or fair trade law. Notwithstanding anything to the contrary in this section, neither the Company nor the Buyer shall be required to take any action that would reasonably be expected to impair the overall benefits expected, as of the date hereof, to be realized from the consummation of the transactions contemplated by this Agreement.

         6.5      SHAREHOLDER APPROVALS.

                  (a) The Company and the Founding Shareholders will use their best efforts to cause all of the shareholders of the Company listed in Exhibit A to execute an intervention in the form of Exhibit N, and the written resolution approving the transactions set forth herein in the form attached hereto as Exhibit O shall have also been executed by all shareholders of the Company within 15 days, or such longer period as the Buyer may agree, from the execution of this Agreement by the Founding Shareholders;

                  (b) Should the Agreement and the resolution set forth in paragraph (a) not be executed within the delay set forth therein, then the Company shall convene and hold a special meeting of the shareholders of the Company (the "SPECIAL MEETING") to consider and, if deemed advisable, to approve the Merger and to prepare, at its costs, the notice of the Special Meeting and the accompanying management proxy circular, including all schedules thereto, to be sent to the Shareholders in connection with the Special Meeting. The Buyer shall cooperate in the preparation of such management proxy circular by making available to the Company information reasonably required to be incorporated therein in relation to Buyer and Buyer Sub. Notwithstanding that a Special Meeting is called and held this Agreement shall continue to be in full force and effect and shall survive such Special Meeting, in accordance with its terms;

                  (c) Should a Special Meeting be held, any shareholder of the Company (other than a shareholder of the Company exercising dissent rights under the CBCA) who has not executed this Agreement or the intervention in the form of Exhibit N shall be required to deposit the Company Shares it holds with the Buyer and shall be required to be bound by all the terms and conditions, representations, warranties and covenants of this Agreement, including those set forth in Article III,
         Article IV and Article IX.

         6.6 MODIFICATION OF DISCLOSURE SCHEDULES. At any time prior to four business days before the Closing, the Company and the Founding Shareholders may amend or supplement the Disclosure Schedules attached to this Agreement with respect to any matter that, if existing or occurring at or prior to the Closing, would have been required to be set forth or described in the Disclosure Schedules or that is necessary to complete or correct any information in any representation or warranty contained in Article II. If such amendment or supplement is considered by the Buyer, acting reasonably, as a Company Material Adverse Effect, then the Buyer shall have the right to terminate this Agreement as described in Section 10.1. The Buyer shall have two business days to object in writing to such amendment or supplement. If the Buyer does not object within such two business day period, then such amendment or supplement shall be given effect for all purposes of this Agreement.

         6.7 CONTACT WITH CUSTOMERS AND SUPPLIERS. The Buyer (and all of its agents and affiliates and any employees, directors or officers thereof) will not contact and communicate with the employees, customers, suppliers and licensors of the Company in connection with the transactions contemplated hereby unless it has received the prior written consent of the Company, which consent shall not be unreasonably withheld but may be conditioned in any reasonable manner.

         6.8 OTHER ACTIONS. No party shall take any action, except in every case as may be required by applicable law, that would or is intended to result in: (a) any of its representations and warranties set forth in this Agreement that are qualified as to materiality being or becoming untrue; (b) any of such representations and warranties that are not so qualified becoming untrue in any manner having a Company Material Adverse Effect or Buyer Material Adverse Effect, as the case may be; (c) any of the conditions set forth in this Agreement not being satisfied or in a violation of any provision of this Agreement; or (d) adversely affecting the ability of any of them to obtain any of the consents or approvals required from any Governmental Entity as a condition to Closing.

         6.9 SECURITIES LAW AND STOCK EXCHANGE REQUIREMENTS. The Buyer shall do all things as are required to ensure that, as of the time of Closing, the Buyer Shares are listed on The Toronto Stock Exchange and that the holders of the Buyer Shares may resell the Buyer Shares in compliance with exemptions from the prospectus and registration requirements of the securities laws of each of the Provinces of Canada in which the Buyer is a reporting issuer or of equivalent status, subject to: (i) the holders of Buyer Shares fulfilling the requirements of Section 6.6 of Rule 45-501 of the Ontario Securities Commission and similar requirements of other securities commissions in Canada, as the case may be, applicable to such holders of Buyer shares and (ii) in the case of holders of Buyer Shares resident in British Columbia, the obtaining of an appropriate exemption order from the British Columbia Securities Commission.

         6.10     IDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY.

                  (a) From and after the Effective Time, the Buyer will, and will cause the Buyer Sub to, fulfill and honour in all respects the obligations of the Company pursuant to any indemnification provisions under the Company's articles of incorporation or by-laws as in effect on the date hereof for the benefit of its present and former directors and officers in effect on the date hereof (the "Insured Parties") and pursuant to the indemnification agreements between the Company and such Insured Parties, copies of which have been delivered to the Buyer prior to the date hereof. The articles of incorporation and by-laws of the Buyer Sub will contain provisions with respect to exculpation and indemnification that are at least as favourable to the Insured Parties as those contained in the articles of incorporation or by-laws of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Closing Date in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Closing Date, were directors or officers of the Company, unless such modification is required by law.

                  (b) For a period of six years after the Closing Date, the Buyer will, or will cause the Buyer Sub to, use all commercially reasonable efforts to maintain in effect, if available at a premium which is not more than twice the premium currently paid by the Company, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms substantially similar to those applicable to the current directors and officers of the Company, and if such premium during the six years equals or exceeds twice the premium currently paid by the Company, the Buyer will, or will cause the Buyer Sub to maintain such insurance as is available for such maximum premium as Buyer is obligated to pay hereunder.

                  (c) The provisions of this section are intended to be in addition to the rights otherwise available to the Insured Parties by law, charter, statute, bylaw, resolution of the Board of Directors of the Company, and shall operate for the benefit of, and shall be enforceable by, each of the Insured Parties, their heirs and their representatives.

                                   ARTICLE VII
                              CONDITIONS TO CLOSING

         7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to consummate the transactions contemplated hereby at the Closing are subject to the fulfillment to each party's reasonable satisfaction on or prior to the Closing Date of each of the following conditions:

                  (a) COMPETITION ACT (CANADA). The waiting period (and any extension thereof) applicable to the Merger under the COMPETITION ACT (Canada) and any other applicable antitrust and competition laws shall have been terminated or shall have expired.

                  (b)      PRIOR INVESTMENTS. The Prior Investments described in
         Section 1.5 hereof shall have been completed in accordance with the provisions of this Agreement, all to the satisfaction of the parties.

                  (c) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Government Entity, court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition shall be in effect preventing the consummation of the transactions contemplated hereby.

         7.2 CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligation of Buyer to consummate the transactions contemplated by this Agreement at the Closing is subject to the fulfillment to the Buyer's reasonable satisfaction on or prior to the Closing of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of the Company, and of each of the Shareholders, as applicable, contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. Buyer shall have received a certificate signed by a duly authorized officer of the Company and by each Founding Shareholder to such effect with respect to the representations and warranties set forth in Article II.

                  (b) PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company and each Shareholder, as applicable, at or prior to the Closing shall have been performed or complied with by the Company and each Shareholder, as applicable, in all material respects. Buyer shall have received a certificate signed by a duly authorized officer of the Company and by each Founding Shareholder to such effect.

                  (c) SECURITIES REGULATORY APPROVALS. The regulatory approval required under United States and Canadian securities laws and under the by-laws, regulations or policies of the United States and Canadian securities regulatory authorities and stock exchanges and if such regulatory authorities or stock exchanges require so, any approval of the Buyer's shareholders, shall have been obtained. (d) CONSENTS. All consents, the absence of which, in the aggregate, would be reasonably likely to have a Company Material Adverse Effect, shall have been obtained. The articles of amalgamation and all supporting documents have been filed with the Director under the CBCA.

                  (e) RESIGNATIONS. Buyer shall have received the resignations, effective as of the Closing, of each director of the Company specified by the Buyer in writing at least five business days prior to the Closing, along with a release of all claims against the Company.

                  (f) NO MATERIAL ADVERSE EFFECT. No fact or development shall have occurred since the date of this Agreement and be continuing which has had or would be reasonably likely to result in any change, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Buyer shall have received a certificate signed by a duly authorized officer of the Company to such effect.

                  (g) DELIVERY OF SHARE CERTIFICATES. Each Shareholder shall have delivered to Buyer for cancellation share certificates representing the shares of the Company Shares duly endorsed for transfer.

                  (h) LEGAL OPINION. The Buyer shall have received an opinion of McCarthy Tetrault LLP, the Company's counsel, reasonably satisfactory to Buyer's counsel containing the customary opinions and qualifications.

                  (i) CERTIFICATES AND DOCUMENTS. The Company shall have delivered at or prior to the Closing:

                           (i) A copy of the Company's Certificate of Incorporation, with all amendments to date, certified by the Director appointed under the CBCA as of a date within three business days prior to the Closing, together with Bylaws of the Company, certified by its secretary as of Closing;

                           (ii) resolutions of the Board of Directors of the Company authorizing and approving all matters in connection with this Agreement and the transactions contemplated herein, certified by a duly authorized officer of the Company as of the Closing; and

                           (iii) such other documents relating to the transactions contemplated in this Agreement as the Buyer may reasonably request.

                  (j) EMPLOYMENT AGREEMENTS. Each of the Persons listed on Exhibit F shall have entered into and delivered to the Buyer an employment agreement in the form of Exhibit F hereof.

                  (k) ESCROW AGREEMENT. The Buyer and each of the Shareholders, except for JDS Uniphase Inc., shall have entered into and delivered to the Buyer the Escrow Agreement.

                  (l) LOCK-UP AGREEMENT. Each of the Founding Shareholders, the Yazdi Family Trust and J.F. Plouffe shall have entered into and delivered to the Buyer a lock-up agreement in the form of Exhibit G hereto.

                  (m) SHAREHOLDERS' AGREEMENT. The Buyer shall have received evidence satisfactory to it that the Shareholders' Agreement referred to in Schedule 2.4 has been terminated and all rights of all parties thereto have been expressly waived.

                  (n) STOCK OPTION PLAN. Options which are "not in the money" shall be cancelled and new options of the Buyer under the stock option plan of the Buyer will be issued to such Persons and in such amounts as set forth in Exhibit I, all in accordance with Buyer's policies.

                  (o) SEC FINANCIAL STATEMENTS. The Company shall have delivered (i) audited balance sheets of the Company as of the end of the two most recent fiscal years, (ii) an unaudited balance sheet as of the end of the most recent quarter preceding the Closing, (iii) audited statements of loss, deficit and cash flows for each of the two fiscal years preceding the Closing, and (iv) unaudited comparative statements of loss, deficit and cash flows for the interim period between the latest audited balance sheet date and the date of the interim balance sheet being provided pursuant to clause (ii), in each case meeting the requirements of the SEC that would be applicable to the Company as if its securities were registered under Section 12 of the SECURITIES AND EXCHANGE ACT OF 1934, as amended (collectively, the "SEC FINANCIAL STATEMENTS") or as if the SEC Financial Statements were being incorporated into a registration statement, annual report or other publicly filed document with the SEC.

                  (p) ACCOUNTANTS. The Buyer shall have received confirmation that PricewaterhouseCoopers LLP ("PWC"), the Company's auditors, are independent certified public accountants qualified to deliver the accountant's report on the SEC

         Financial Statements as required by the SEC. In addition, the Company shall have entered into an agreement on terms satisfactory to the Buyer with PWC pursuant to which PWC shall (A) deliver to the Buyer any consents with respect to the Buyer's use of the SEC Financial Statements and the use of PWC's name in connection with the Buyer's filings with the SEC and (B) deliver customary "comfort letters" with respect to the SEC Financial Statements and required reconciliations, as may be reasonably requested by the Buyer.

                  (q) APPROVAL BY SHAREHOLDERS. All shareholders of the Company shall have (a) approved the Merger by way of a signed resolution in the form attached hereto as Exhibit O or by way of a special resolution of the holders of Company Shares adopted at the Special Meeting; and (b) waived their statutory, and contractual (if any), right of dissent pursuant to the transactions contemplated herein, the whole to the satisfaction of Buyer, or the Buyer shall be otherwise satisfied that no dissent rights under the CBCA are to be exercised, it being agreed that should a Special Meeting be required and if such holders of Company Shares exercise dissent rights under the CBCA, the Buyer shall not be required to file the articles of amalgamation required under the CBCA to be sent to the Director under the CBCA. In such an event, the Buyer shall have a delay of 30 days from the date of the Special Meeting to negotiate and settle with any such holders of Company Shares exercising dissent rights under the CBCA. Upon the expiration of said 30 day delay, the Buyer, at its sole discretion, shall have the right to either file the articles of amalgamation with the Director or to terminate this Agreement.

                  (r) RELEASE FROM WIT SOUNDVIEW CORPORATION. The Company shall have received a letter from Wit Soundview Corporation releasing and discharging the Company and the Buyer from any claim Wit Soundview Corporation may have against them.

         7.3 CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS AND THE COMPANY. Each Shareholder's and the Company's obligation to consummate the transactions contemplated by this Agreement at the Closing is subject to the fulfillment to its reasonable satisfaction or waiver on or prior to the Closing of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Buyer and Buyer Sub contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. Each Shareholder and the Company shall have received a certificate signed on behalf of Buyer and Buyer Sub by duly authorized executive officers of Buyer and Buyer Sub to such effect.

                  (b) PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Buyer or Buyer Sub on or prior to the Closing shall have been performed or complied with by the Buyer in all material respects. Each Shareholder and the Company shall have received a certificate signed on behalf of Buyer by duly authorized executive officers of Buyer to such effect.

                  (c) PAYMENT OF MERGER CONSIDERATION. Buyer shall have delivered to each Shareholder certificates representing the Buyer Shares other than Escrow Shares in payment of the Merger Consideration to be received by such Shareholder for its shares of Company Shares. Buyer shall have delivered certificates representing the Escrow Shares to the Escrow Agent.

                  (d) CONSENTS. All consents, the absence of which, in the aggregate, would be reasonably likely to have a Buyer Material Adverse Effect, shall have been obtained.

                  (e) NO MATERIAL ADVERSE EFFECT. No fact or development shall have occurred since the date of this Agreement and be continuing which has had or would be reasonably likely to result in any change, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that, individually or in the aggregate, has had or would reasonably be expected to have a Buyer Material Adverse Effect. The Company and each Shareholder shall have received a certificate signed on behalf of Buyer by duly authorized officers of Buyer to such effect.

                  (f) LEGAL OPINION. The Company and the Shareholders shall have received an opinion of Fasken Martineau DuMoulin LLP, the Buyer's counsel, reasonably satisfactory to the Company's counsel containing the customary opinions and qualifications.

                  (g) CERTIFICATES AND DOCUMENTS. Buyer shall have delivered at or prior to the Closing to the Company and each of the
         Shareholders:

                           (i) A copy of Buyer's and Buyer Sub's respective Certificate of Incorporation, with all amendments to date, together with Bylaws of the Buyer, certified by the Secretary as of the Closing;

                           (ii) resolutions of the Board of Directors of Buyer and Buyer Sub, authorizing and approving all matters in connection with this Agreement and the transactions contemplated herein, certified by the Secretary of Buyer and Buyer Sub as of the Closing; and

                           (iii) such other documents relating to the transactions contemplated in this Agreement as the Company and/or any Shareholder may reasonably request.

                  (h) AUTHORIZATIONS. All authorizations, approvals or permits, if any, of any Governmental Entity or regulatory body that are required in connection with the lawful issuance and sale of the Buyer Shares pursuant to this Agreement, including the matters set forth in
         Section 6.9 hereof, shall have been duly obtained and shall be effective on and as of the Closing.

                                  ARTICLE VIII
                                OTHER AGREEMENTS

         8.1 CONFIDENTIALITY. After the Closing, and for a period of 5 years after Closing, Buyer and each Shareholder shall strictly maintain the confidentiality of all information, documents and materials relating to the Company or the transactions contemplated by this Agreement, including without limitation the terms hereof, except to the extent disclosure of any such information is reasonably believed by the disclosing party to be required by law or authorized by the other party, or otherwise made publicly available by the other party, or reasonably occurs in connection with disputes over the terms of this Agreement. In the event that any party hereto reasonably believes after consultation with counsel that it is required by law to disclose any confidential information described in this Section 8.1, such disclosing party will (a) provide the other party with prompt notice before such disclosure prior to the expiry of such 5 year period in order that the other party may attempt to obtain a protective order or other assurance that confidential treatment will be accorded to confidential information, and (b) cooperate with the other party in attempting to obtain such order or assurance. The provisions of this Section 8.1 shall not apply to any information, documents or materials which are in the public domain or shall come into the public domain, other than by reason of default by the disclosing party of this Agreement or becomes known in the industry through no wrongful act on the part of such disclosing party.

         8.2 EXPENSES. Except as otherwise expressly provided herein, each party hereto will pay its own expenses incurred in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated hereby, whether or not consummated. At the Closing, the Buyer agrees to pay directly, on behalf of the Shareholders, Wit Soundview Corporation's investment banking fees, in the amount of $3 million, incurred by or on behalf of the Shareholders in connection with the transactions contemplated hereby (the "EXPENSES"). At the Closing, the Buyer shall pay the Expenses in cash by wire transfer of immediately available funds as to 90% to Wit Soundview Corporation and as to 10% to the Escrow Fund for the proportionate benefit of each Shareholder other than JDS Uniphase Inc.. Such payment of Expenses made by the Buyer shall be deducted from the Cash Consideration. The Shareholders shall, at least two business days prior to the Closing Date, provide to the Buyer, in writing, wire transfer instructions for such payment.

         8.3 NON-COMPETITION. Each Shareholder listed in Exhibit J shall not, for a period of three years from Closing ("NON-COMPETE PERIOD"), within Canada, the United States and the European Union and in any country in which the Buyer or the Company presently conducts or may conduct business during the Non-Compete Period, without the prior written consent of the Buyer, directly or indirectly, in any manner whatsoever, including, without limitation, either individually or in partnership or jointly or in conjunction with any other person, as principal, agent, shareholder or in any other manner whatsoever, carry on or be engaged in or be concerned with or lend money to, guarantee the debts or obligations of, or permit their names to be used or employed by any person or entity engaged or concerned with or interested in the business of any business which develops, manufactures and sells high-performance test, measurement and automation instruments that are used in a variety of applications in the telecommunications and data communications networking industries and includes any other technologies and/or applications which are directly competitive with the business of the Company as the business of the Company may change from time to time during the Non-Compete Period.

         8.4      SUPPORT OBLIGATION.

                  (a)      COMMITMENT IN FAVOUR OF THE AGREEMENT OF MERGER.

                           (i) Each Shareholder and the Company irrevocably covenant and agree in favour of Buyer and Buyer Sub that they will use commercially reasonable efforts, in the case of each Shareholder without incurring any out-of-pocket expenses, to and they will use commercially reasonable efforts to cause their representatives, agents or employees acting on their behalf to assist Buyer and Buyer Sub to complete successfully the transactions contemplated hereby.

                           (ii) Each Shareholder and the Company shall not, directly or indirectly, solicit, initiate, assist, negotiate, discuss or encourage (including by way of furnishing information or entering into any form of agreement or arrangement) any inquiries, proposals or offers regarding any merger, amalgamation, exchange offer, business combination, take-over bid, sale of material assets (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale) or material sale of shares of the Company, or a proposal to do so, other than with Buyer and Buyer Sub (each, an "INCONSISTENT TRANSACTION").

                           (iii) Each Shareholder and the Company shall promptly notify Buyer in writing of any contact, inquiry, submission, proposal or offer of which it becomes aware for an Inconsistent Transaction and of any request in connection with such a proposal for non-public information relating to the Company and of the relevant details relating to such a proposal (including the identity of any prospective party and the proposed terms and conditions) known at such time.

                           (iv) Each Shareholder and the Company shall promptly advise Buyer in writing of any breach by the Shareholder or the Company of any covenant or agreement contained herein.

                           (v) Subject to the terms and conditions herein, each of the Shareholders, the Buyer and Buyer Sub hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including without limitation, fulfillment of the conditions to closing set forth herein. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, including, without limitation, the execution of additional instruments, the proper officers and directors of the Buyer and the Company, and the Shareholder Representative, on behalf of the Shareholders, and the proper officers and directors of Shareholders not represented by the Shareholder Representative, if any, shall take all such necessary action.

                           (vi) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement, each of the Shareholders, the Buyer and Buyer Sub covenants and agrees that it shall take no action which would: (a) materially adversely affect the ability of any party to this Agreement to obtain any consents required for the transactions contemplated hereby; or (b) materially adversely affect the ability of any party to perform its covenants and agreements under this Agreement.

                  (b)      VOTING.

                           (i) Each Shareholder irrevocably covenants and agrees in favour of Buyer and Buyer Sub to vote or to cause to be voted the shares of the Company owned by it, including any shares acquired by or issued to it after the date hereof, in favour of the transactions contemplated herein, at any Special Meeting(s) or, as the case may be, to sign a resolution in lieu of a meeting, including in connection with any separate vote of any sub-group of shareholders that may be required to be taken and of which sub-group that Shareholder forms a part.

                           (ii) Each Shareholder irrevocably covenants and agrees that it will not exercise any rights of dissent provided under section 190 of the CBCA or under any order granted relating to the transactions contemplated in this Agreement or otherwise in connection with the transactions contemplated in this Agreement.

                  (c) TRANSFER OF SHARES. Each Shareholder irrevocably covenants and agrees in favour of Buyer and Buyer Sub that it will not, except under the transactions contemplated in this Agreement, directly or indirectly, sell, transfer or assign any of the shares of the Company or any interest therein, whether pursuant to an Inconsistent Transaction or otherwise, without the prior consent of Buyer prior to the earlier of (i) completion of the transactions contemplated herein and (ii) termination of this Agreement in accordance with its terms.

         8.5 EMPLOYEES. Each Shareholder listed in Exhibit J agrees with the Buyer that:

                  (a) they shall not during the Non-Compete Period, directly or indirectly, induce any employee to leave or hire any employee of the Company or of the Buyer, except in the cases of a response of such employee to a general solicitation by the Shareholder or of an unsolicited hire of such employee;

                  (b) they shall not ever, directly or indirectly, use or divulge to any Person any information which is confidential information of the Company or of the Buyer or relating to the customers, processes or products or services or intended processes or intended products and services of the Company or of the Buyer, including those relating to research, development, manufacturing, purchasing or selling of products and services, provided that this obligation of confidentiality shall not apply to information that is or becomes generally available to the public other than as a result of a disclosure in breach of the Agreement.

         8.6 COVENANTS REASONABLE. Each Shareholder listed in Exhibit J acknowledges and agrees with the Buyer that the covenants set forth in Section
8.3 and Section 8.5 are reasonable in the circumstances and are necessary to protect the Buyer and the Company and the value of the business described in
Section 8.3 and that the breach by them of any of the provisions of this Agreement would cause serious and irreparable harm to the Buyer which could not be adequately be compensated for in damages. Such Shareholder consents to an order specifically enforcing the provisions of this Agreement, or an order of injunction being issued against it restraining them from any further breach of such provisions. The provisions of this section shall not derogate from any other remedy which Buyer may have in the event of such a breach.

         8.7      REGISTRATION OF BUYER SHARES.

                  (a)      SHELF PROSPECTUS.  The Buyer shall:

                           (i) prior to February 28, 2002, prepare and file with the SEC a registration statement on Form F-3 or F-10 or any comparable registration form then in effect (the "REGISTRATION STATEMENT") relating to the resale of the Buyer Shares by the Shareholders from time to time on the Nasdaq National Market or the facilities of any U.S. national securities exchange or market on which the Buyer Shares (issued pursuant to this Agreement) are then traded or in privately-negotiated transactions in the United States;

                           (ii) use its reasonable efforts, subject to receipt of necessary information from the Shareholders, to cause the SEC to declare the Registration Statement effective within 60 days after the Registration Statement is filed by the Buyer;

                           (iii) promptly prepare and file with the SEC (and provide notice to the Shareholders of any such filing) such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) two years after the effective date of the Registration Statement, or (ii) the date on which the Buyer Shares may be resold by the Shareholders without registration by reason of Rule 144(k) under the Securities Act or any other rule of similar effect;

                           (iv) furnish to each Shareholder with respect to the Buyer Shares registered under the Registration Statement (and to each underwriter, if any, of such Buyer Shares) such number of copies of prospectuses and such other documents as the Shareholder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Buyer Shares by the Shareholder;

                           (v) file documents required of the Buyer for normal "blue sky" clearance in states specified in writing by the Shareholders; provided, however, that the Buyer shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                           (vi) notify each holder of Buyer Shares covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Buyer will use reasonable best efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                           (vii) use its reasonable best efforts to furnish, on the date that such Buyer Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters selected by the Buyer, (i) an opinion, dated as of such date, of the counsel representing the Buyer for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and
                  (ii) a letter dated as of such date, from the independent certified public accountants of the Buyer, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters;

                           (viii) bear all expenses in connection with the procedures in paragraphs (i) through (ix) of this Section, and the registration of the Buyer Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel and other advisers to the Shareholders or underwriting discounts, brokerage fees, Taxes payable and commissions incurred by the Shareholders, if any; and

                           (ix) in the event of any underwritten public offering with an underwriter selected by the Buyer, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Shareholder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  The Buyer understands that the Shareholders disclaim being underwriters, and that the Shareholders being deemed an underwriter shall not relieve the Buyer of any obligations it has hereunder.

                  (b)      DISPOSITION. Notwithstanding the generality of
         Section 8.7(a), each Shareholder agrees that upon notice from Buyer at any time or from time to time during the time the prospectus relating to the securities proposed to be sold by such Shareholder is required to be delivered under the Securities Act of the happening of any event as a result of which, in Buyer's opinion, the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such Shareholder will forthwith discontinue such Shareholder's disposition of such securities pursuant to the Registration Statement until the time of such Shareholder's receipt of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include, in Buyer's opinion, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. It is understood and agreed that, after the Registration Statement has been declared effective, its effectiveness may be suspended on or one more occasions for up to an aggregate of 90 days in a twelve-month period, provided that no single suspension of such effectiveness shall be in effect for more than 30 consecutive days.

                  (c) PUBLIC INFORMATION. For so long as Buyer is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any of the Buyer Shares are deemed "RESTRICTED SECURITIES" under Rule 144 promulgated under the Securities Act, Buyer will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder, or, if it ceases to be so required to file such reports, it will, upon the request of the Shareholders (i) make publicly available such information as is necessary to permit sales of Buyer Shares pursuant to Rule 144 under the Securities Act, and (ii) take such further action that is reasonable in the circumstances, in each case to the extent required from time to time to enable the Shareholders to sell their Buyer Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rules or regulations hereafter adopted by the SEC.

                  (d) LISTING. Buyer will use its reasonable best efforts to cause the Buyer Shares to be sold pursuant to the Registration Statement to be listed on the Nasdaq National Market or any other securities exchanges or markets on which Buyer Shares are then listed.

                  (e)      INDEMNIFICATION AND CONTRIBUTION.

                           (i) In the event of a registration of any of the Buyer Shares under the Securities Act pursuant to this Section 8.7, Buyer will indemnify and hold harmless each Shareholder and each Shareholder Affiliate against any losses, claims, damages or liabilities, joint or solidary, to which such Shareholder or Shareholder Affiliate may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Buyer), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the

                  Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of SEC Rule 430A, or pursuant to SEC Rule 434, or the prospectus, in the form first filed with the SEC pursuant to SEC Rule 424(b), or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "PROSPECTUS"), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Shareholder and each such Shareholder Affiliate for any legal or other expenses reasonably incurred by such Shareholder or Shareholder Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability or action; provided, however, that Buyer will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in connection with the business financial information relating to the Company prior to the Closing or so made in conformity with information furnished by such Shareholder specifically for use in such Registration Statement. For purposes of this Section
                  8.7 only, the term "SHAREHOLDER AFFILIATE" shall mean any affiliates of the Shareholder and any officer, director, trustee or other person who controls the Shareholder or any affiliate of the Shareholder within the meaning of Section 15 of the SECURITIES ACT or Section 20 of the EXCHANGE ACT, and the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement.

                           (ii) In the event of a registration of any of the Buyer Shares under the Securities Act pursuant to this Section 8.7, each Shareholder having Buyer Shares registered thereunder, jointly, for itself and not for the other Shareholders, will indemnify and hold harmless Buyer and each affiliate of Buyer, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or solidary, to which Buyer or such Buyer Affiliate, underwriter or person may become subject under the Securities Act or otherwise, insofar as such loses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Buyer and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such Shareholder will be liable under the Section 8.7(e)(ii) in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance upon and in conformity with information pertaining to such Shareholder furnished in writing to Buyer by such Shareholder specifically for use in the Registration Statement; and provided further, however, that the liability of each Shareholder hereunder shall not in any event exceed the net proceeds received from the sale of his, her or its Buyer Shares covered by such Registration Statement.

                           (iii) Promptly after receipt by an indemnified party under this Section 8.7(e) of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8.7(e), promptly notify the indemnifying party in writing thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 8.7(e) to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
                  Section 8.7(e) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (1) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of paragraph (i), representing all of the indemnified parties who are parties to such action) or (2) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnifying party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

                           (iv) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (1) any indemnified party exercising rights under this Agreement makes a claim for indemnification pursuant to this Section 8.7(e) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8.7(e) provides for indemnification in such case, (2) contribution under the Securities Act may be required on the part of any such Shareholder in circumstances for which indemnification is provided under this Section 8.7, or (3) the indemnification provided for by this Section 8.7 is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then, and in each such case, Buyer and the Shareholders will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) (x) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other or (y) if the allocation provided by clause
                  (x) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault referred to in clause
                  (x) above but also the relative benefits received by the indemnifying party and the indemnified party from the registration of the securities as well as the statements or omissions which resulted in such losses, claims, damages or liabilities and any other relevant equitable considerations. No Shareholder will be required to contribute any amount in excess of the net proceeds received from the sale of his, her or its Buyer Shares covered by such Registration Statement and no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 12 of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                           (v) The obligations of the Buyer and the Shareholders under this Section 8.7(e) shall survive completion of any offering of Buyer Shares pursuant to a Registration Statement and the termination of Buyer's obligations under Section 8.7(a). No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  (f) INFORMATION AVAILABLE. So long as the Registration Statement is effective covering the resale of Buyer Shares owned by the Shareholders, the Buyer will furnish to each Shareholder:

                           (i) as soon as practicable after (A) its Annual Report on Form 10-K, 20-F or 40-F, (B) its interim reports,
                  (C) its material change reports, (D) its proxy statement, (E) a full copy of the particular Registration Statement covering the Buyer Shares, and (F) a copy of each other registration statement covering Buyer Subordinate Voting Shares filed with the SEC (the foregoing, in each case, excluding exhibits unless requested by such Shareholder); and

                           (ii) a reasonable number of copies of the prospectuses to supply to any other party requiring such prospectuses; and the Buyer, upon the reasonable request of the Shareholder, will meet with the Shareholder or a representative thereof at the Buyer's headquarters to discuss information relevant for disclosure in the Registration Statement covering the Buyer Shares and will otherwise cooperate with any Shareholder conducting an investigation for the purpose of reducing or eliminating such Shareholder's exposure to liability under the Securities Act, including the reasonable production of information at the Buyer's headquarters, subject to appropriate confidentiality limitations.

                                   ARTICLE IX
                          SURVIVAL AND INDEMNIFICATION

         9.1 SURVIVAL NOTWITHSTANDING INVESTIGATION. Notwithstanding any investigation conducted before the Closing and notwithstanding implied knowledge or notice of any fact or circumstance which any Person may have as a result of such investigation or otherwise, the parties hereto shall be entitled to rely upon the representations and warranties set forth herein and the obligations of the parties hereto with respect thereto shall survive the Closing and shall continue in full force and effect in accordance with and subject to the terms of this Article IX.

         9.2 GENERAL INDEMNIFICATION BY THE SHAREHOLDERS. Subject to the provisions contained herein, each of the Shareholders shall be liable to the Buyer and their respective directors, officers and employees (collectively, the "BUYER INDEMNIFIED PERSONS" and each a "BUYER INDEMNIFIED PERSON") and shall defend, indemnify and hold harmless all of the Buyer Indemnified Persons against any and all Claims incurred or suffered by or imposed upon any of the Buyer Indemnified Persons arising directly or indirectly out of:

                  (a) the breach of any agreement, covenant, representation or warranty of any of the Shareholders or the Company contained in or contemplated by this Agreement or in any other agreement or document required to be furnished by any of the Shareholders or the Company to the Buyer hereunder; and

                  (b) the non-fulfilment of any agreement, covenant or obligation of any of the Shareholders or the Company contained in this Agreement or in any other agreement or document required to be entered into by any of the Shareholders or the Company pursuant hereto to the extent not waived in writing by the Buyer.

         The obligation of indemnification of the Founding Shareholders hereunder shall be solidary and the obligation of indemnification of the Other Shareholders shall be joint and not solidary and each Other Shareholder shall only be liable hereunder with respect to the agreements, covenants, representations and warranties made by such Other Shareholder in this Agreement. For greater certainty, the Buyer shall have recourse to the

         Escrow Shares of an Other Shareholder only for Claims against such Other Shareholder for a breach or failure of agreements, covenants, representations and warranties made by such Other Shareholder in this Agreement.

         9.3 INDEMNIFICATION BY THE BUYER. The Buyer shall be liable to each of the Shareholders and their respective heirs and assigns (collectively the "SHAREHOLDERS INDEMNIFIED PERSONS" and each a "SHAREHOLDERS INDEMNIFIED PERSON") and shall defend, indemnify and hold harmless all of the Shareholders Indemnified Persons against any and all Claims incurred or suffered by or imposed upon any of the Shareholders Indemnified Persons arising directly or indirectly out of:

                  (a) the breach of any agreement, covenant, representation or warranty of the Buyer contained in or contemplated by this Agreement or in any other agreement or document required to be furnished by the Buyer to the Shareholders hereunder; and

                  (b) the non-fulfilment of any agreement, covenant or obligation of the Buyer contained in this Agreement or in any agreement or document required to be entered into by the Buyer pursuant hereto, to the extent not waived in writing by the Shareholders;

         provided that the amount of indemnification in relation to such Claims to be made by the Shareholder Indemnified Person pursuant to the provisions hereof shall be limited to a fraction of the total Claims resulting from the applicable breach determined by dividing the number of Buyer Shares of the share capital of the Buyer held by such Shareholder immediately after the Closing divided by the total number of Buyer Shares issued pursuant to this Agreement.

         9.4      TAX INDEMNIFICATION.

                  (a) The Founding Shareholders agree, solidarily, to indemnify and hold harmless the Buyer Indemnified Parties against any Losses incurred or paid by a Buyer Indemnified Party, which arise as a result of (i) any liability for any Taxes imposed on the Company pursuant to federal, state, local or foreign law attributable to any periods ending on or before the date of the Closing, (ii) with respect to any Straddle Period, the portion of Taxes payable by or assessed against the Company which are properly allocable to the part of such Straddle Period ending on the date of the Closing, pursuant to Section 9.4(b) and (iii) any breach of the representations or warranties made by the Company and the Founding Shareholders in Section 2.11 (all such Losses being "TAX LOSSES"). Any indemnity payments to or from the Shareholders or to or from the Buyer pursuant to this Agreement, whether under this Section 9.4 or otherwise, shall be treated by the Buyer and the Shareholders as purchase price adjustments for all tax purposes. All indemnification obligations set forth in this Section 9.4(a) shall be treated as "TAX CLAIMS" for purposes of this Agreement.

                  (b) For purposes of this Section 9.4, with respect to any taxable year or period beginning before and ending after the date of the Closing (a "STRADDLE PERIOD"), an allocation of Taxes shall be made to the part of such Straddle Period which ends on the date of the Closing based on (i) the closing of the books method, in the case of income or any similar Taxes, (ii) the number of days elapsed between the beginning of such

         Straddle Period to and including the date of the Closing in the case of property Taxes, and (iii) when the relevant transaction occurs, in the case of sales and gross receipts Taxes.

         9.5 INDEMNIFICATION TO BE AFTER TAX, INSURANCE, ETC. The amount of the indemnification for any Claim which the Buyer Indemnified Persons and the Shareholder Indemnified Persons shall be entitled to receive pursuant to this Agreement shall be payable on demand and shall be determined after giving effect to any insurance recoveries, tax savings and recoveries from third parties.

         9.6      EXPIRY AND LIMITS OF LIABILITY OF SHAREHOLDERS.

                  (a) The representations and warranties of the Shareholders herein (other than those of the Shareholders with respect to the matters set forth in Section 9.6(b)), shall terminate on the date which is 90 days after the date the Buyer has publicly released its audited financial statements for the year ended August 31, 2003 except to the extent that, during such period, any Buyer Indemnified Person shall have given detailed notice (to the extent feasible) to the Shareholders of a specified Claim in respect of any representation or warranty in which case such representation and warranty with respect to such Claim shall continue in full force and effect until the final determination of such Claim.

                  (b)      Notwithstanding the foregoing provisions of Section
         9.6(a):

                           (i) representations and warranties herein of the Founding Shareholders with respect to the share capital and the share ownership of the Company as set forth in Sections 2.1, 2.2. and 2.4 and of the Other Shareholders under Article IV shall survive indefinitely;

                           (ii) representations and warranties herein of the Founding Shareholders relating to any liability of the Company for the payment of Taxes shall survive so long as any claim may be made in respect of such matters under any applicable statute of limitations; and

                           (iii) notwithstanding the foregoing, there shall be no limit of time on the representations and warranties of any Shareholder relating to any matter in the case of fraud, gross negligence, voluntary omission or bad faith on the part of that Shareholder.

                  (c) Notwithstanding the other provisions of this Article IX, no Claims with respect to breaches or failure of representations and warranties contemplated by Sections 9.6(b)(i) and 9.6(b)(iii) or contained in Article III may be made against the Founding Shareholders hereunder unless and until the aggregate amount of all Claims which may be made pursuant to this Agreement exceeds $250,000, in which event the Founding Shareholders shall become liable for the full amount of all Claims on a dollar for dollar basis, up to a maximum amount equal to:

                           (i) the Total Consideration received by such Founding Shareholders in the event of a Claim or Claims arising from a breach of a representation and warranty with respect to the matters set forth in Sections 2.1, 2.2 and 2.4 or Article III;

                           (ii) $10,000,000, in the event of a Claim or Claims arising from a breach of any representation and warranty set forth in Sections 2.3, 2.5, 2.7, 2.9, 2.10, 2.11, 2.13, 2.14, 2.15, 2.16, 2.17, 2.18, 2.19, 2.21 2.22 and 2.23;
                  or

                           (iii) $21,102,432 in the event of a Claim or Claims arising from a breach of any representation and warranty set forth in Sections 2.6, 2.8, 2.12 (but subject to the provisions of Exhibit P), 2.20 and 2.25;

         provided that in no event shall such liability exceed the Total Consideration received by such Founding Shareholders.

                  (d) Notwithstanding the other provision of this Article IX, no Claims with respect to breaches or failure of representations and warranties made by such Other Shareholder contemplated by Section 9.6(b)(i) and 9.6(b)(iii) or contained in Article III may be made against any Other Shareholder hereunder unless and until the aggregate amount of all Claims which may be made pursuant to this Agreement against such Other Shareholder exceeds $50,000, in which event such Other Shareholder shall become liable for the full amount of all Claims on a dollar for dollar basis, up to a maximum amount equal to the Total Consideration received by such Other Shareholder in the event of a Claim or Claims arising from a breach of a representation and warranty made by such Other Shareholder with respect to the matters set forth in
         Article III or Article IV.

                  (e) Any claims for which the Shareholders shall become liable shall be payable to the Buyer from the Escrow Fund on a dollar for dollar basis. In the event the Claims exceed the amount contained in the Escrow Fund, the Shareholders shall become liable for such further amount on a dollar for dollar basis, subject to Section 9.6(c) or (d), as the case may be. Without prejudice to the solidary obligations of the Founding Shareholders, to the extent that any Claims can be satisfied from the Escrow Funds, the Buyer will prorate its notices of Claim to the Escrow Agent in respect of the Founding Shareholders proportionally to their Escrowed Shares.

         9.7      EXPIRY AND LIMITS OF LIABILITY OF BUYER.

                  (a) The representations and warranties of the Buyer shall terminate on the date which is 90 days after the date on which the Buyer has publicly released its audited financial statements for the year ended August 31, 2003 except to the extent that, during such period any Shareholders Indemnified Person shall have given detailed notice to the Buyer of a specified Claim in respect of any representation or warranty in which case such representation and warranty shall continue in full force and effect until the final determination of such Claim.

                  (b)      Notwithstanding the foregoing provisions of Section
         9.7(a):

                           (i) representations and warranties herein of the Buyer and Buyer Sub with respect to the Buyer Shares and the share capital of the Buyer shall survive in accordance with the applicable statute of limitations under the securities laws in Canada and the United States; and

                           (ii) notwithstanding the foregoing, there shall be no limit of time on the representations and warranties of the Buyer relating to any matter in the case of fraud, gross negligence, voluntary omission or bad faith on the part of the Buyer and Buyer Sub.

                  (c) Notwithstanding the other provisions of this Section 9.7, no Claims with respect to breaches or failure of representations and warranties contemplated by Section 9.6(b) may be made against the Buyer and Buyer Sub hereunder unless and until the aggregate amount of all Claims which may be made pursuant to this Agreement exceed $250,000, in which event the Buyer and Buyer Sub shall become liable for the full amount of all Claims on a dollar for dollar basis, up to a maximum amount equal to:

                           (i) the Total Consideration, in the event of a Claim or Claims arising from a breach of a representation and warranty with respect to the matters set forth in Sections 5.1, 5.2, 5.7 and 5.10, and;

                           (ii) $10,000,000 in the event of a Claim or Claims arising from a breach of any other representation and warranty set forth in this Agreement.

         9.8 PROCEDURE. Promptly (but in no event more than 15 days) after receipt by a Buyer Indemnified Person or a Shareholder Indemnified Person (an "INDEMNIFIED PARTY") as the case may require) of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.8, notify in writing the indemnifying party of the commencement thereof. In case any such action is brought against any Indemnified Party, and such Indemnified Party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions hereof, with counsel reasonably satisfactory to such Indemnified Party. Following notification to the Indemnified Party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Party under this Section 9.8 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense there, other than reasonable costs of investigation. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action, within a reasonable time after notice of commencement of the action, with counsel reasonably satisfactory to the Indemnified Party; PROVIDED HOWEVER, that the indemnifying party shall be required to pay for Indemnified Party's counsel, if, such Indemnified Party shall have reasonably concluded, on reliance of the written opinion of counsel experienced in such matters, that there may be defenses available to it or him which are different from or additional to those available to the indemnifying party (in which case indemnifying parties shall not have the right to direct the defense of action). No settlement of any action against an Indemnified Party shall be made without the consent of the Indemnifying Party, which shall not be unreasonably withheld. In the event that any Indemnified Party should have a direct claim against any indemnifying party hereunder that does not involve any third-party claim or claims asserted against the Indemnified Party, the Indemnified Party shall transmit to the indemnifying party a written notice describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Article IX. If the indemnifying party does not notify the Indemnified Party within 90 days from its receipt of such notice that the indemnifying party disputes such claim, the claim specified by the Indemnified Party in the indemnity notice shall be deemed a liability of the indemnifying party hereunder. If the indemnifying party has timely disputed such claim, as provided above, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction. The parties agree that the sole and exclusive remedy which any party hereto shall have against any other party hereto under this Agreement shall be the right to proceed for indemnification in the manner and only to the extent provided in this Article IX.

                                    ARTICLE X
                        TERMINATION, AMENDMENT AND WAIVER

         10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing (except as limited as to time in paragraph (b) below):

                  (a) by the mutual written consent of the Buyer and the Shareholder Representative;

                  (b) by the Buyer or the Shareholder Representative, if the Closing shall not have occurred prior to the 90th day following the date hereof; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party if such party's failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date;

                  (c) by the Shareholder Representative in the event a condition set forth in Section 7.1 or 7.3 becomes incapable of being fulfilled;

                  (d)      by the Buyer in the event a condition set forth in
         Section 7.1 or 7.2 becomes incapable of being fulfilled and in particular by the Buyer pursuant to Section 7.2(q);

                  (e) by the Buyer in the event that a schedule of disclosure is amended or supplemented by the Company and which amendment or supplement is considered by the Buyer, acting reasonably, to have a Company Material Adverse Effect; or

                  (f) by the Shareholder Representative in the event that a schedule of disclosure is amended or supplemented by the Buyer and which amendment or supplement is considered by the Shareholder Representative, acting reasonably, to have a Buyer Material Adverse Effect.

         10.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto; PROVIDED, HOWEVER, that nothing herein shall relieve either the Shareholders or the Buyer from liability for any breach of this Agreement or failure to perform hereunder. If this Agreement is terminated as provided herein, upon request therefore, each party will re-deliver all documents, workpapers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same.

         10.3 WAIVER. At any time prior to Closing, any party may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Exhibits and Schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the Exhibits and Schedules hereto.

         11.2 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) three business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) two business days after deposit with recognized overnight courier, specifying next day delivery, with written verification of receipt. The address for all notices, requests, consents and other communications hereunder to the parties to this Agreement shall be delivered or sent to the following:

The Company:

                           Avantas Networks Corporation
                           2650 Marie-Curie
                           St. Laurent, Quebec
                           H4S 2C3

                           ATTENTION: SAMI YAZDI, PRESIDENT

                           Telephone:        (514) 856-2222
                           Facsimile:        (514) 856-2232

With a copy (which shall not constitute notice) to:

                           McCarthy Tetrault
                           1400-40 Elgin St.
                           Ottawa, Ontario
                           K1P 5K6

                           ATTENTION: ROBERT D. CHAPMAN

                           Telephone:        (613) 238-2111
                           Facsimile:        (613) 563-9386


The Buyer:

                           EXFO Electro-Optical Engineering Inc.
                           465 Godin Avenue
                           Vanier, Quebec
                           G1T 2M5

                           ATTENTION: GERMAIN LAMONDE, PRESIDENT

                           Telephone:        (418) 683-0211
                           Facsimile:        (418) 683-9839


With a copy (which shall not constitute notice) to:

                           Fasken Martineau DuMoulin LLP
                           Stock Exchange Tower
                           800 Place Victoria, 34th Floor
                           Montreal, Quebec
                           H4Z 1E9

                           ATTENTION: ROBERT PARE

                           Telephone:        (514) 397-7517
                           Facsimile:        (514) 397-7600


If to any of the Shareholders:

                           Sami Yazdi, as Shareholder and Shareholder
                           Representative
                           c/o Avantas Networks Corporation
                           2650 Marie-Curie
                           St. Laurent, Quebec
                           H4S 2C3

                           Telephone:        (514) 856-2222
                           Facsimile:        (514) 856-2232


Or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         11.3 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         11.4 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         11.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company and the Shareholders may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. The Buyer may not assign this Agreement or any of the rights or obligations hereunder without the prior written consent of the Company and the Shareholder Representative.

         11.6 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         11.7 GOVERNING LAW; CONSENT TO JURISDICTION; LANGUAGE. This Agreement shall be governed by and construed and enforced in accordance with the internal laws the Province of Quebec without regard to the principles of conflicts of law thereof. Each party hereby irrevocably consents to the jurisdiction of the courts located in the Province of Quebec, to adjudicate any dispute arising pursuant to this Agreement or the transactions contemplated hereby, and waives any objections thereto. Les parties ont expressement exige que cette convention ainsi que tous documents y afferents soient rediges en anglais. The parties have expressly requested that this Agreement and all notices related thereto be drafted in English only.

         11.8 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         11.9 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         11.10 INTERPRETATION; CURRENCY. The Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto. Any references to the "KNOWLEDGE" of the Company or the Company's "KNOWLEDGE" or any similar formulation shall mean the actual knowledge of Sami Yazdi, the Company's Chief Executive Officer and/or any officer of the Company. Any references to the "KNOWLEDGE" of the Buyer or the Buyer's "KNOWLEDGE" or any similar formulation shall mean the actual knowledge of the officers (as defined in Rule 16a-1(f) of the Exchange Act) of Buyer. Any references to "CLAIM" or "CLAIM" shall mean any claim, demand, action, cause of action, damage, loss, cost, liability or expense, including reasonable professional fees and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing. The disclosure of any matter in any portion of the Disclosure Schedules hereto shall be deemed to be a disclosure for all purposes of this Agreement to which such matter could reasonably be likely to be pertinent, but shall expressly not be deemed to constitute an admission by the Company, the Shareholders or the Buyer, as the case may be, or to otherwise imply, that any such matter is material for the purposes of this Agreement. All currency amounts herein are expressed in United States dollars unless otherwise specified.

         11.11 EFFECTIVENESS. This Agreement shall become effective on the date at which Buyer shall have received a counterpart of this Agreement or an intervention in the form of Exhibit N executed by the Founding Shareholders and Other Shareholders of the Company holding in the aggregate at least two-thirds of the issued and outstanding shares of each of (i) Series A Preferred Shares,
(ii) Series B1 Voting Preferred Shares, (iii) Series B2 Non-Voting Preferred Shares and (iv) common shares of the Company including for purposes of calculating such level of two thirds of the common shares of the Company, all common shares issuable upon the exercise of the in the money options as described in Section 1.5(i).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Merger to be duly executed by their respective authorized signatories as of the date first indicated above.


                                AVANTAS NETWORKS CORPORATION

                                By:     /s/ Sami Yazdi
                                        ---------------------------------------
                                Name:   Sami Yazdi
                                        ---------------------------------------
                                Title:  President and Chief Executive Officer
                                        ---------------------------------------

                                EXFO ELECTRO-OPTICAL ENGINEERING INC.

                                By:     /s/ Germain Lamonde
                                        ---------------------------------------
                                Name:   Germain Lamonde
                                        ---------------------------------------
                                Title:  President
                                        ---------------------------------------


                                EXFO ELECTRO-OPTICAL ENGINEERING INC. FOR A
                                WHOLLY-OWNED CORPORATION TO BE INCORPORATED
                                UNDER THE LAWS OF CANADA

                                By:     /s/ Germain Lamonde
                                        ---------------------------------------
                                Name:   Germain Lamonde
                                        ---------------------------------------
                                Title:  President
                                        ---------------------------------------


                                /s/ Sami Yazdi
                                -----------------------------------------------
                                SAMI YAZDI


                                /s/ Giovanni Forte
                                -----------------------------------------------
                                GIOVANNI FORTE


                                /s/ Nando DiGiambattista
                                -----------------------------------------------
                                NANDO DIGIAMBATTISTA


                                /s/ Sergio Prestipino
                                -----------------------------------------------
                                SERGIO PRESTIPINO


                                /s/ Patric Ostiguy
                                -----------------------------------------------
                                PATRIC OSTIGUY


                                /s/ Stephane Bonenfant
                                -----------------------------------------------
                                STEPHANE BONENFANT


                                /s/ Claude Richer
                                -----------------------------------------------
                                CLAUDE RICHER


                                /s/ Jocelyn Ouellet
                                -----------------------------------------------
                                JOCELYN OUELLET